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                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT, made this 8th day of December, 1997, by and among BOYD BROS. TRANSPORTATION INC., a Delaware corporation ("Boyd"), W.T. ACQUISITION CORP., an Alabama corporation (the "Boyd Sub"), WELBORN TRANSPORT, INC., an Alabama corporation (the "Acquired Company"), and MILLER WELBORN and STEVEN RUMSEY (together, the "Shareholders");


                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the outstanding capital stock of the Acquired Company; and

         WHEREAS, the parties hereto desire to enter into this Acquisition Agreement pursuant to which Boyd will acquire all of the issued and outstanding shares of capital stock of the Acquired Company pursuant to a merger of the Acquired Company with and into Boyd Sub, a wholly owned subsidiary of Boyd, upon the terms and subject to the conditions set forth herein;

         WHEREAS, upon the effective date of the merger of the Acquired Company with and into Boyd Sub, all of the shares of common stock of the Acquired Company issued and outstanding immediately prior thereto will be exchanged for shares of common stock of Boyd and certain cash consideration described below; and

         WHEREAS, the parties contemplate that the transactions herein shall constitute a reorganization within the meanings of Sections 368(a)(1)(A) and
(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises, agreements, representations, warranties and covenants hereinafter set forth, and the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby specifically agreed to and acknowledged, the parties hereto agree as follows:

I.       DEFINITIONS.

         As used herein, the following terms shall have the following meanings unless the context otherwise requires:

         1.1 "Acquired Company" shall mean Welborn Transport, Inc., an Alabama corporation.

         1.2 "Acquired Company Software" shall have the meaning set forth in
Section 3.15.2.

         1.3 "Actual Closing Balance Sheet" shall have the meaning set forth in
Section 2.1.7.2.

         1.4 "Actual Profit and Loss Statement" shall have the meaning set forth in Section 2.1.8.2.

         1.5 "Agreement" shall mean this Acquisition Agreement.




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         1.6 "Association" shall mean the American Arbitration Association.

         1.7 "Benefit Plans" shall have the meaning set forth in Section 3.17.

         1.8 "Boyd" shall mean Boyd Bros. Transportation Inc., a Delaware corporation.

         1.9 "Boyd Common Stock" shall mean common stock, $.001 par value, of Boyd.

         1.10 "Boyd Reports" shall have the meaning set forth in Section 5.7.

         1.11 "Boyd Sub" shall mean W.T. Acquisition Corp., an Alabama corporation.

         1.12 "Business" shall mean the operations currently conducted by the Acquired Company as a flatbed and van truckload carrier for hire.

         1.13 "Buy-Sell Agreement" shall mean the agreement described in Section 2.11.

         1.14 "Cash Consideration Note" shall have the meaning set forth in
Section 2.1.3.

         1.15 "CERCLA" shall have the meaning set forth in Section 3.19.

         1.16 "Closing" shall mean the consummation of the transactions provided for in this Agreement.

         1.17 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 6.1 hereof.

         1.18 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.19 "Covenants Not To Compete" shall mean the Covenant Not to Compete among Boyd, the Boyd Sub and each Shareholder, substantially in the form attached as Exhibit 2.9, each of which may be individually referred to as a Covenant Not to Compete.

         1.20 "Direct Claim" shall have the meaning set forth in Section 7.6.2.

         1.21 "Dispute" shall have the meaning set forth in Section 7.6.3.

         1.22 "Effective Time" shall have the meaning set forth in Section
2.1.2.

         1.23 "Employment Agreement" shall mean the employment agreements between each of Miller Welborn and Steven Rumsey and Boyd, substantially in the form attached as Exhibits 2.8.1 and 2.8.2.

         1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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         1.25 "ERISA Plan" shall have the meaning set forth in Section 3.17.1.

         1.26 "Escrow Agent" shall mean AmSouth Bank, as escrow agent under the Escrow Agreement.

         1.27 "Escrow Agreement" shall mean the Escrow Agreement attached hereto as Exhibit 2.1.6.

         1.28 "Escrow Cash" shall have the meaning set forth in Section 2.1.6.

         1.29 "Escrow Cash Note" shall have the meaning set forth in Section 2.1.6.

         1.30 "Escrow Shares" shall have the meaning set forth in Section 2.1.6.

         1.31 "Estimated Closing Balance Sheet" shall have the meaning set forth in Section 2.1.7.1.

         1.32 "Exchange Act" shall have the meaning set forth in Section 5.7.

         1.33 "GAAP" shall have the meaning set forth in Section 2.1.6.

         1.34 "Hazardous Substance" shall have the meaning set forth in Section 3.19.

         1.35 "Historically Classified" shall have the meaning set forth in
Section 2.1.7.1.

         1.36 "Improvements" shall mean, collectively, any and all improvements located on the Real Property.

         1.37 "Indemnifying Party" shall have the meaning set forth in Section 7.6.1.1.

         1.38 "Indemnitee" shall have the meaning set forth in Section 7.6.1.1.

         1.39 "Interim Financial Statement" shall have the meaning set forth in
Section 3.5.1.

         1.40 "Licensed Software" shall have the meaning set forth in Section 3.15.2.

         1.41 "Loss" shall have the meaning set forth in Section 7.1.

         1.42 "Maximum Aggregate Liability Amount" shall have the meaning set forth in Section 7.3.

         1.43 "Merger Consideration" shall have the meaning set forth in Section 2.1.3.

         1.44 "Minimum Aggregate Liability Amount" shall have the meaning set forth in Section 7.4.



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         1.45 "Net Operating Results" shall have the meaning set forth in
Section 2.1.8.1.

         1.46 "Net Worth" shall have the meaning set forth in Section 2.1.7.1.

         1.47 "Notice of Settlement" shall have the meaning set forth in Section 7.6.1.2.

         1.48 "Notice to Contest" shall have the meaning set forth in Section 7.6.1.2.

         1.49 "Notice to Defend" shall have the meaning set forth in Section 7.6.1.1.

         1.50 "1933 Act" shall mean the Securities Act of 1933, as amended.

         1.51 "1995 and 1996 Financial Statements" shall have the meaning set forth in Section 3.5.1.

         1.52 "Owned Software" shall have the meaning set forth in Section
3.15.2.

         1.53 "Per Share Minimum Price" shall have the meaning set forth in
Section 4.5.

         1.54 "Permits" shall mean all licenses, registrations, certificates, approvals, and permits issued by governmental authorities and quasi-governmental authorities in regard to the Real Property, the Improvements, or any portion or component of either of them.

         1.55 "Plan of Merger" shall mean the Plan of Merger attached hereto as
Exhibit 2.1.1.

         1.56 "Preliminary Profit and Loss Statement" shall have the meaning set forth in Section 2.1.8.1.

         1.57 "Property" shall have the meaning set forth in Section 3.19.

         1.58 "Real Estate Lease Agreements" shall mean the Real Estate Lease Agreement substantially in the form of Exhibit 2.10.

         1.59 "Real Property" shall mean [that] [those] certain tract[s] of land described on Exhibit 3.7.2.2.

         1.60 "Representative" shall mean Miller Welborn, or in the event that Miller Welborn resigns, dies or is physically unable to act as the "representative," then the "Representative" shall mean Steve Rumsey. In the event that Steve Rumsey resigns, dies or is physically unable to act as the "Representative," then the "Representative" shall mean that individual selected by Miller Welborn, or his guardian if one has been appointed, or the executor or his administrator of his estate if he has died.

         1.61 "Restricted Period" shall have the meaning set forth in Section 4.5.1.

         1.62 "SEC" shall mean the Securities and Exchange Commission.



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         1.63 "Shareholders" shall mean Miller Welborn and Steven Rumsey.

         1.64 "Shareholder Agreement" shall mean the agreement attached hereto as Exhibit 6.2.2(k).

         1.65 "Stock Consideration" shall have the meaning set forth in Section 2.1.3.

         1.66 "Third Party Claim" shall have the meaning set forth in Section 7.6.1.1.

II. COVENANTS AND UNDERTAKINGS.

         2.1 Agreement to Merge.

                  2.1.1 Merger. Subject to the terms and conditions hereinafter set forth and in accordance with the applicable laws of the State of Alabama, the parties to this Agreement agree to effect a merger of the Acquired Company with and into the Boyd Sub, with the Boyd Sub as the surviving corporation in such merger, in accordance with the Plan of Merger attached hereto as Exhibit 2.1.1.

                  2.1.2 Effective Time of Merger. The merger of the Acquired Company with and into Boyd Sub shall become effective as provided under the applicable provisions of the Alabama Business Corporation Code at the start of business on the later of (i) the day of the filing of Articles of Merger and/or such other documents as may be required by applicable law and the payment of all fees therefor and the issuance by the Secretary of State of Alabama of a certificate of merger, or (ii) December 1, 1997 (the time such merger becomes effective being referred to herein as the "Effective Time"). Such filing and payment of fees shall take place on the Closing Date or as soon as is reasonably practicable thereafter.

                  2.1.3 Effect of Merger. At the Effective Time, the separate existence of the Acquired Company shall cease, the Boyd Sub shall be the corporation surviving the merger and shall continue its corporate existence under the name "Welborn Transport, Inc." The Articles of Incorporation and By-laws of the Boyd Sub, as amended to reflect such name change, will be the Articles of Incorporation and By-laws of the surviving corporation. At the Effective Time, all of the shares of common stock of the Acquired Company then issued and outstanding shall, in accordance with the Plan of Merger, be automatically converted into (i) Three Hundred Ninety-Three Thousand Nine Hundred Forty (393,940) shares of Boyd Common Stock (the "Stock Consideration"), with such Boyd Common Stock being allocated among the Shareholders in accordance with the Plan of Merger, (ii) a promissory note in the amount of Two Million Eight Hundred Seventy Five Thousand Dollars ($2,875,000.00) in the form attached hereto as Exhibit 2.1.3(a) (the "Cash Consideration Note "; and (iii) a promissory note in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00) payable in accordance with the terms of Section 2.1.6 hereof (the "Escrow Cash Note") in the form attached as Exhibit 2.1.3(b) the Cash Consideration Note, the Stock Consideration and the Escrow Cash Note referred to together as the "Merger Consideration"). All treasury shares of the Acquired Company, if any, shall be canceled and cease to exist as of the Effective Time.



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                  2.1.4 Antidilution. In the event that, subsequent to the date of this Agreement, the outstanding shares of Boyd Common Stock shall have been, without consideration, increased, decreased, changed into, or exchanged for a different number or kind of shares of securities through recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in Boyd's capitalization, then an appropriate and proportionate adjustment shall be made (i) to the Escrow Shares described in Section 2.1.6 of this Agreement and (ii) to the Per Share Minimum Price described in Section
4.5.1 of this Agreement.

                  2.1.5 Shareholder Meeting. As soon as practicable following the execution of this Agreement, the Acquired Company will submit the Plan of Merger, and such other agreements, documents and instruments evidencing the transactions contemplated hereby as may be necessary or appropriate, to a special meeting of its shareholders and will recommend their approval and use its best efforts to obtain such approval. Each Shareholder hereby covenants and agrees that at such meeting such Shareholder will vote all of the shares of the Acquired Company held by such Shareholder in favor of the approval of the Plan of Merger, and in favor of the approval of all other agreements, documents and instruments which are contemplated by this Agreement. Prior to the Closing Date, the Boyd Sub will cause to be submitted the Plan of Merger, and such other agreements, documents and instruments evidencing the transactions contemplated hereby as may be appropriate or necessary, to a special meeting of its sole shareholder, Boyd. Boyd hereby covenants and agrees that at such meeting it will vote all of the shares of the Boyd Sub held by it in favor of the approval of the Plan of Merger, and in favor of the approval of all other agreements, documents and instruments which are contemplated by this Agreement. Any board of directors, or shareholders, action contemplated above may be taken by unanimous written consent in lieu of a meeting.

                  2.1.6 Escrow of Merger Consideration; Escrow Agreement; Escrow Cash Note. The parties hereto agree that, at the Closing, Boyd, the Shareholders and the Escrow Agent will enter into an Escrow Agreement substantially in the form attached hereto as Exhibit 2.1.6 (a). Boyd shall deliver to the Escrow Agent Three Hundred Seventy-Five Thousand Dollars ($375,000.00) (the "Escrow Cash"), which will both serve as security for payment under the Escrow Cash Note and that may also be used by Boyd to satisfy claims for indemnification of Boyd or the Boyd Sub as provided in Section 7.1 hereof (with a commensurate reduction in amounts due under the Escrow Cash Note, as provided below). Boyd and the Shareholders shall also deliver to the Escrow Agent a certificate or certificates representing Forty-Five Thousand Four Hundred Fifty-Four and 55/100 (45,454.55) shares of Boyd Common Stock (the "Escrow Shares") (along with five executed in blank stock transfers, with signatures guaranteed, for each certificate), that may be used by Boyd to satisfy claims for indemnification of Boyd or the Boyd Sub as provided in Section 7.1. After the Closing, the Shareholders shall deliver to the Escrow Agent additional executed in blank stock transfers, with signatures guaranteed, if requested to do so by Boyd. The Escrow Shares are to be allocated among the Shareholders in proportion to the total stock consideration received by all Shareholders hereunder. The Escrow Cash and payment under the Escrow Cash Note is to be allocated among the Shareholders in proportion to the respective amounts to which each Shareholder is entitled under the Cash Consideration Note. The Escrow Shares and Escrow Cash will be held by the Escrow Agent and distributed pursuant to the terms of the Escrow Agreement.

                             2.1.6.1 The parties hereto agree that, at the
Closing, Boyd will deliver the Escrow Cash Note payable to the Shareholders with Boyd as obligor, in the form attached hereto as Exhibit



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2.1.6(b). Payments of interest on the Escrow Cash Note shall be made in cash at the same time that Escrow Cash is delivered from escrow and shall be equal to earnings received on the Escrow Cash. Payment of principal on the Escrow Cash Note shall be due in one lump sum on the first anniversary of the Closing Date. The principal amount due under the Escrow Cash Note shall be automatically reduced by the amount that any Escrow Cash is delivered to Boyd or the Boyd Sub pursuant to the terms of the Escrow Agreement and Article 7 of this Agreement. The Shareholders' sole recourse for payment under the Escrow Cash Note shall be to seek payment from amounts remaining as Escrow Cash pursuant to the terms of the Escrow Agreement.

                  2.1.7 Determination of Net Worth; Adjustment of Merger Consideration.

                             2.1.7.1 After the Closing Date, Boyd shall cause an
independent certified public accountant to review the books and records of the Acquired Company and determine the net worth of the Acquired Company as of the Closing Date. By February 15, 1997, Boyd shall deliver to the Shareholders a balance sheet of the Acquired Company (the "Estimated Closing Balance Sheet") based upon such determination (which shall include an adjustment based upon the Net Operating Results for December, 1997, as provided in Section 2.1.8.3). Net Worth (the "Net Worth") of the Acquired Company shall mean the total assets which have been "Historically Classified" on the Acquired Company's financial statements as "Current Assets," "Fixed Assets" (including the reserve for accumulated depreciation), "Other Assets" or "Notes Receivable," less Total Liabilities which have been Historically Classified on the Acquired Company's financial statements under the categories "Current Liabilities" and "Long Term Liabilities." The Net Worth of the Acquired Company shall be determined in accord with the manner in which the above assets and liabilities have been "Historically Classified." "Historically Classified," for purposes of this Agreement, shall mean in accord with Generally Accepted Accounting Principles ("GAAP") in a manner consistent with the 1995 and 1996 financial statements, and the Interim Financial Statement, of the Acquired Company, to the extent such statements (i) are in accordance with GAAP and (ii) as changed or modified by the Acquired Company during 1995, 1996 and 1997, as set forth in Exhibit 2.1.7 attached hereto. In calculating the Net Worth, there shall be no consideration for any adjustments made as a result of the transactions contemplated by this Agreement, other than adjustments and accruals for Christmas and incentive bonuses awarded to employees of the Acquired Company.

                             2.1.7.2 The Shareholders shall have ten (10) days
from the date of delivery by Boyd to the Shareholders of the Estimated Closing Balance Sheet to review Boyd's determination of the Net Worth as set forth therein. Boyd and the Shareholders shall use their reasonable best efforts to resolve any objections with respect to the Estimated Closing Balance Sheet. If any such objections cannot be resolved within ten (10) days following the delivery by Boyd to the Shareholders of the Estimated Closing Balance Sheet, Boyd and the Shareholders shall jointly engage Ernst & Young LLP in a jointly signed written engagement letter to resolve the disputed portions of the Estimated Closing Balance Sheet in a manner consistent with the provisions of this Section 2.1.7. Boyd and the Shareholders shall each have ten (10) days after the date of such engagement to prepare their respective presentations to Ernst & Young LLP. During such period, each of the parties shall cooperate with the other parties to make reasonably available all pertinent documents and records. At the end of such ten (10) day period, the parties shall make their presentations to Ernst & Young LLP, which shall make its determination based solely upon



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presentations by Boyd and the Shareholders and not by independent review, and which shall make such determination as soon as practicable, but in any event within (10) days from the date of the presentations by Boyd and the Shareholders. The final determination of the Net Worth by the parties, or by Ernst & Young LLP, as reflected in a final balance sheet (the "Actual Closing Balance Sheet"), shall be final and binding upon the parties for all purposes. Each party shall bear the expenses of its own accountant. The expenses of Ernst & Young LLP incurred pursuant to the provisions of this Section 2.1.7.2 shall be borne equally by Boyd, on the one hand, and the Shareholders on the other.

                             2.1.7.3 In the event that the Net Worth, as
reflected in the Actual Closing Balance Sheet, is less than Four Million Dollars ($4,000,000.00), the Shareholders jointly and severally agree to return within five (5) business days from the date of the final agreement or determination, as the case may be, of the Actual Closing Balance Sheet (i) the number of shares of Boyd Common Stock, valued at $8.25 per share, which is equal in value to one-half of the amount by which the Net Worth is less than $4,000,000.00 and
(ii) immediately available funds in an amount equal to one-half of the amount by which the Net Worth is less than $4,000,000.00.

                  2.1.8 December Operating Results; Adjustment of Merger Consideration.

                             2.1.8.1 Boyd shall cause an independent certified
public accountant to review the books and records of the Acquired Company and determine the net operating results of the Acquired Company for the month of December, 1997. Net operating results ("Net Operating Results") of the Acquired Company shall mean that amount listed under "Net Income (Loss)" on the Acquired Company's profit and loss statement for December, 1997, calculated by totaling the amounts listed under "Total Revenue" and "Other Income" and subtracting from such total the amount listed under "Total Expenses." The Net Operating Results of the Acquired Company shall be determined in accordance with the manner in which the above revenue, income and expenses have been Historically Classified. Notwithstanding the foregoing, in calculating the Net Operating Results, there shall be no consideration for any adjustments made as a result of the extraordinary, nonrecurring gains or losses experienced by the Acquired Company during December, 1997 as a result of transactions contemplated by this Agreement or otherwise occurring during December, 1997. By February 15, 1998, Boyd shall deliver to the Shareholders a profit and loss statement of the Acquired Company for December, 1997 (the "Preliminary Profit and Loss Statement") based upon such determination.

                             2.1.8.2 The Shareholders shall have ten (10) days
from the date of delivery by Boyd to the Shareholders of the Preliminary Profit and Loss Statement to review Boyd's determination of the Net Operating Results as set forth therein. Boyd and the Shareholders shall use their reasonable best efforts to resolve any objections with respect to the Preliminary Profit and Loss Statement. If any such objections cannot be resolved within ten (10) days following the delivery by Boyd to the Shareholders of the Preliminary Profit and Loss Statement, Boyd and the Shareholders shall jointly engage a Ernst & Young LLP in a jointly signed written engagement letter to resolve the disputed portions of the Preliminary Balance Sheet in a manner consistent with the provisions of this Section 2.1.8. Boyd and the Shareholders shall each have ten
(10) days after the date of such engagement to prepare their respective presentations to such Ernst & Young LLP. During such period, each of the parties shall cooperate with the other parties to make reasonably available all



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pertinent documents and records. At the end of such ten (10) day period, the parties shall make their presentations to Ernst & Young LLP, which shall make its determination based solely upon presentations by Boyd and the Shareholders and not by independent review, and which shall make such determination as soon as practicable, but in any event within (10) days from the date of the presentations by Boyd and the Shareholders. The final determination of the Net Operating results by the parties, or by Ernst & Young LLP, as reflected in a final balance sheet (the "Actual Profit and Loss Statement"), shall be final and binding upon the parties for all purposes. Each party shall bear the expenses of its own accountant. The expenses incurred pursuant to the provisions of this
Section 2.1.8.2 shall be borne equally by Boyd, on the one hand, and the Shareholders on the other.

                             2.1.8.3 In the event that the Net Operating
Results, as reflected in the Actual Profit and Loss Statement, show a net operating loss of the Acquired Company for December, 1997, the Shareholders jointly and severally agree to return within five (5) business days from the date of the final agreement or determination, as the case may be, of the Actual Profit and Loss Statement (i) the number of shares of Boyd Common Stock, valued at $8.25 per share, which is equal in value to one-half of such net operating loss and (ii) immediately available funds in an amount equal to one-half of such net operating loss. In the event that the Net Operating Results, as reflected in the Actual Profit and Loss Statement, show a net operating profit of the Acquired Company for December, 1997, such profit shall be added to the Net Worth of the Acquired Company for purposes of Section 2.1.7.3.

                  2.1.9 It is recognized that Boyd and Boyd Sub will be required, for financial reporting and other purposes, to record the Merger effective as of the Closing Date, and to record on the books of Boyd and Boyd Sub certain transaction expenses, charges, transitional entries and the results of operation of the Acquired Company from the Closing Date through December 31, 1997. Sections 2.1.7, 2.1.8 and 2.3 do not restrict such actions by Boyd and Boyd Sub. Rather, Sections 2.1.7.1, 2.1.8.1 and 2.3 make it clear that such matters and entries are not to be taken into consideration when calculating the Net Worth or Net Operating Results for December, 1997, or when determining the compliance of the Shareholders or the Acquired Company with any warranty, representation or provision hereof.

                  2.1.10 Distribution of Stock Consideration. The parties acknowledge and recognize that the Stock Consideration will be distributed, subject to receipt of the investment letter described in Section 4.2, to the Shareholders in accordance with the Plan of Merger (which shall provide that no Shareholder will receive less than one-third of the Stock Consideration, with a commensurate reduction in the amount of Cash Consideration such Shareholder may receive, as necessary) and that the Shareholders shall have the price guarantees described in Section 4.5.

                  2.1.11 Shareholder Acknowledgment. At the Closing, the Acquired Company shall deliver to Boyd and the Boyd Sub a Shareholder Acknowledgment, Consent and Power of Attorney in the form attached as Exhibit 2.1.11, executed by each Shareholder of the Acquired Company, pursuant to which the Representative shall be given an irrevocable power of attorney to act exclusively on behalf of the Shareholders with regard to the disposition of any Third Party Claim and matters arising under the Escrow Agreement.



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         2.2 Compliance with Securities Laws. In connection with the transactions contemplated by this Agreement, the parties hereto agree to cooperate with one another in complying with the provisions of the 1933 Act and the General Rules and Regulations thereunder, and all other applicable federal and state securities laws, and each of them agrees to furnish the other, or its counsel, with such information and to take such actions, as may be reasonably requested in respect of such compliance.

         2.3 Conduct of the Business of the Acquired Company Between Closing and December 31, 1997.

                  2.3.1 The parties have agreed to close this transaction on the Closing Date, but have agreed, pursuant to Section 2.1.8, that (i) the Shareholders will reimburse Boyd for net operating losses of the Acquired Company incurred during the month of December, 1997 or (ii) that net operating profits of the Acquired Company experienced during December, 1997 will be added back to the calculation of Net Worth of the Acquired Company for purposes of
Section 2.1.7.3. Boyd agrees that the operation of the Acquired Company, and accounting for the Acquired Company (for purposes of calculating the Net Operating Results), shall continue for such month in the same manner as historically conducted by the Acquired Company.

                             2.3.1.1 Except with the prior written consent of
the Shareholders, Boyd and the Boyd Sub will, until January 1, 1998 conduct the business of the Acquired Company in the ordinary course, and will use its best efforts to (a) preserve the organization of the Acquired Company intact, keeping available the services of the present employees of the Acquired Company and preserving the goodwill of customers, suppliers and others having business relations with the Acquired Company and (b) maintain the properties of the Acquired Company in the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted, and to not liquidate the assets of the Acquired Company to cash except in the ordinary course of business.

         2.4 Resignation. The Acquired Company and the Shareholders covenant to cause to be delivered at the Closing the resignation of each of the directors and officers of the Acquired Company and each noninstitutional trustee under any Benefit Plan maintained by the Acquired Company, such resignations to be effective immediately following the Closing.

         2.5 Consent Waivers and Approvals. The Acquired Company and the Shareholders agree to use their best efforts to obtain the waiver, consent and approval of all persons whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement, or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company or any of the Shareholders is a party or subject on the Closing Date, and (a) which would prohibit, or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder. All written waivers, consents and final approvals shall be produced at Closing in form and content reasonably satisfactory to Boyd and the Boyd Sub.



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         2.6 Repayment of Loans and Advances. Prior to or at the Closing, all
loans and advances made by the Acquired Company to the Shareholders or any entity controlled by any of them, including without limitation those described on Exhibit 2.6 attached hereto, shall be repaid along with all accrued interest and as of the Closing, no outstanding amounts shall be due to the Acquired Company from the Shareholders or any such controlled entity. The Acquired Company shall not forgive any such indebtedness nor shall it disburse funds by way of bonus or otherwise to the Shareholders for the direct or indirect purpose of providing funds to repay such loans or advances.

         2.7 Amounts Due Shareholders by the Acquired Company. On or prior to the Closing Date, the Shareholders shall cause to be contributed to the capital of the Acquired Company, the full amount of any loans, advances, or other like amounts, including any interest due thereon, from any Shareholder or any affiliate of any Shareholder to the Acquired Company. As of the Closing Date, the Acquired Company shall not owe amounts to any such entity for loans, advances, management fees, corporate overhead or otherwise. Prior to Closing, no such loans, advances or other like amounts (including interest thereon) shall be paid or retired from the assets of the Acquired Company.

         2.8 Employment Agreements.

                  2.8.1 Miller Welborn shall enter into at the Closing an Employment Agreement substantially in the form set forth in Exhibit 2.8.1.

                  2.8.2 Steven Rumsey shall enter into at the Closing an Employment Agreement substantially in the form set forth in Exhibit 2.8.2.

         2.9 Covenants Not to Compete. Each Shareholder shall enter into at the Closing into a Covenant Not to Compete substantially in the form attached hereto as Exhibit 2.9.

         2.10 Real Estate Lease Agreements. Each of the parties to this Agreement shall enter into at the Closing a Real Estate Lease Agreement, substantially in the form set forth in Exhibit 2.10.

         2.11 Buy-Sell Agreement. Each of the Shareholders shall at Closing terminate that certain Amended and Restated Stock Transfer Restrictions and Buy-Out Agreement between the Shareholders with respect to shares of the Acquired Company's capital stock.

III.     REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED
         COMPANY AND THE SHAREHOLDERS.

         The Acquired Company and the Shareholders' jointly and severally, represent and warrant to, and for the benefit of, Boyd and the Boyd Sub as follows:

         3.1 Organization and Standing. The Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases. The Acquired Company is now, and will be at Closing, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions listed in Exhibit
3.1 hereto, and the character of the property owned or leased by the Acquired Company and the nature of the Business conducted by it do not require such qualification and/or licensing in any other jurisdiction.

         3.2 Authority and Status. Each of the Shareholders and the Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by the Acquired Company and the Shareholders of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company and the Shareholders. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company or the Shareholders in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Acquired Company and the Shareholders, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as Exhibit 3.2 are true, correct and complete copies of the Articles of Incorporation and Bylaws of the Acquired Company.

         3.3 Capitalization. The entire authorized capital stock of the Acquired Company consists of one-thousand (1,000) shares of $1.00 par value common stock, of which one-hundred (100) shares are issued and outstanding and no shares are held in treasury. The Acquired Company has no other shares of capital stock authorized, issued or outstanding. All of the issued and outstanding shares of the Acquired Company have been validly issued and are fully paid and non-assessable and are owned by the Shareholders, free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. Except for the requisite affirmative vote of the Shareholders of the Acquired Company pursuant to Alabama law, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or the capital stock of the Acquired Company. There are no outstanding options, warrants, calls, commitments, or plans by the Acquired Company to issue any additional shares of its capital stock, or to pay any dividends on such shares, or to purchase, redeem, or retire any outstanding shares of its capital stock, nor are there outstanding shares of its capital stock, nor are there outstanding any securities or obligations which are convertible into or exchangeable for any shares of capital stock of the Acquired Company.

         3.4 Absence of Equity Investment. Except as described in Exhibit 3.4 hereto, neither the Shareholders nor the Acquired Company, directly or indirectly, owns of record or beneficially any shares or other equity interests in any corporation (except as a stockholder holding less than one percent (1%) interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market), partnership, limited partnership, joint venture, trust, limited liability company or other business entity, all or any portion of the business of which is competitive with that of the Acquired Company.

         3.5 Liabilities and Obligations of the Acquired Company.

                  3.5.1 Attached hereto as Exhibit 3.5.1 are true, correct and complete copies of the Acquired Company's unaudited balance sheets as of December 31, 1995 and December 31, 1996 and the related statements of earnings and cash flows for the years then ended (the "1995 and 1996 Financial Statements"). Also attached hereto to Exhibit 3.5.1 is a true, correct and complete copy of the Acquired Company's unaudited balance sheet as of September 30, 1997, and the related income statement for the period then ended (the "Interim Financial Statement"). Except as set forth on Exhibit 3.5.1, the 1995 and 1996 Financial Statements and Interim Financial Statements have been prepared from and are in complete accordance with the books and records of the Acquired Company, are true and complete statements of the financial position of the Acquired Company as of their respective dates, have been prepared in accordance with generally accepted accounting principles consistently applied, fairly and accurately present the financial position and results of operations of the Acquired Company as of the respective dates thereof, and disclose all liabilities of the Acquired Company, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof.

                  3.5.2 The Acquired Company has no liability or obligation (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles, consistently applied, including, without limitation, any liability which might result from an audit of its tax returns by any appropriate authority, except for (i) the liabilities and obligations of the Acquired Company which are disclosed and reserved against in the Interim Financial Statements or Exhibit 3.5.2 hereto, to the extent and in the amounts so disclosed and reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since September 30, 1997. There is no basis for any assertion against the Acquired Company as of September 30, 1997 of any liability of any nature or in any amount not fully accrued and appearing on the balance sheet as of that date.

                  3.5.3 Except as disclosed in the Interim Financial Statements or Exhibit 3.5.2, the Acquired Company is not in default with respect to any liabilities or obligations, and all such liabilities or obligations shown and reflected in the Interim Financial Statements or Exhibit 3.5.2, and such liabilities incurred or accrued subsequent to June 30, 1997, have been, or are being, paid or discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business, except as indicated in Exhibit 3.5.2.

         3.6 Taxes.

                  3.6.1 The Acquired Company has, as of the date hereof, and will have prior to Closing, timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such dates and has timely paid, or will timely pay prior to Closing, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns. Except for adjustments resulting from the conversion of the Acquired Company from a cash basis to an accrual basis taxpayer, the tax basis of all assets of the Acquired Company as reflected on its books and records is correct and accurate for use in tax periods ending after Closing, assuming that no change in applicable federal or state tax laws or generally accepted accounting principles occurs subsequent to Closing. Except as described on Exhibit 3.6, the Acquired Company is not, nor will it become, subject to any additional taxes, interest, penalties or other similar charges as of a result of the failure to file timely or accurately, as required by applicable law, any such tax return or to pay timely any amount shown to be due thereon, including, without limitation, any such taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any tax. No assessments or notices of deficiency or other communications have been received by the Acquired Company with respect to any such tax return which has not been paid, discharged or fully reserved against in the Interim Financial Statements or Exhibit 3.6 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between the Acquired Company and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return, and the Acquired Company has not filed any consent or election under the Code, including, without limitation, any election under Section 341(f) of the Code, other than such consents and elections, if any, reflected in the Acquired Company's tax return for its taxable year ended December 31, 1996. True and complete copies of the Acquired Company's tax returns for its 1994, 1995 and 1996 taxable years are attached as Exhibit 3.6. The Acquired Company's federal income tax returns have never been audited by the Internal Revenue Service and the only taxable years which are open for audit are 1994, 1995, 1996 and 1997.

                  3.6.2 For all taxable periods not closed by the applicable statute of limitations, the Acquired Company has been a "small business corporation" as that term is defined in Section 1361(b) of the Code, it has had in effect an election under Section 1362(a) of the Code to be treated as an S corporation, and it has filed all of the federal income tax returns (and all state income tax returns in those states permitting the equivalent of an S corporation election) consistently with S corporation status. The Acquired Company has not incurred and will not, with respect to any taxable period ending on or prior to the Closing Date or, with respect to any taxable period ending after the Closing Date, that portion of such period ending on the Closing Date, incur any taxable income or liability for taxes under or by reason of Sections 1363(d), 1371(d), 1374 or 1375 of the Code.

         3.7 Ownership of Assets and Leases.

                  3.7.1 Other than with respect to the Real Property and
Improvements:

                             3.7.1.1 Exhibit 3.7.1.1 attached hereto contains a
list of all fixed assets owned by the Acquired Company, including, but not limited to, all machinery and equipment, office furniture and equipment and all vehicles owned by the Acquired Company, and depreciation schedules of the assets shown thereon.

                             3.7.1.2 The Acquired Company has good and
marketable title to all of the assets shown on Exhibit 3.7.1.1 subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, charge or adverse claim whatsoever, except as specifically shown on
Exhibit 3.8.

                             3.7.1.3 Except as shown on Exhibit 3.7.1.3, none of
the properties or assets used by the Acquired Company are held under any lease, or as conditional vendee under any conditional sale or other title retention agreement. Exhibit 3.7.1.3 includes a list of all leases of all machinery and equipment of which the Acquired Company is a lessee, including respective expiration dates and monthly rentals.

                             3.7.1.4 Each of the leases and agreements described
in Exhibit 3.7.1.3 is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Company and the other respective parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases or agreements existing any default of the Acquired Company or of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). The Acquired Company has not received any payment from a lessor in connection with or as inducement for entering into any such lease except as set forth on Exhibit 3.7.1.3.

                             3.7.1.5 None of the property of the Acquired
Company shown on Exhibits 3.7.1.1 or 3.7.1.3 is leased by the Acquired Company to any other person or entity.

                             3.7.1.6 There are no items of machinery and
equipment or vehicles employed or used by the Acquired Company which are not described in Exhibits 3.7.1.1 or 3.7.1.3. The Acquired Company either owns or leases all assets which are necessary to conduct its business. All machinery and equipment owned or leased by the Acquired Company are usable and operable in its business and are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

                             3.7.1.7 Except as set forth on Exhibit 3.7.1.7, all
inventories owned by the Acquired Company consist only of items of a quality and quantity readily usable or readily salable, at prices equal to the values at which such items are reflected in the Acquired Company's books, in the normal course of its business and are valued so as to reflect the normal valuation policy of the Acquired Company, all in accordance with generally accepted accounting principles, applied on a basis consistent with prior years, but not in excess of the lower of cost or net realizable market value.

                             3.7.1.8 Except as set forth on Exhibit 3.7.1.8, the
Acquired Company is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the assets, properties or operations which are owned by the Acquired Company.

                             3.7.1.9 A list of all accounts, safe deposit boxes
(and the contents thereof) and powers of attorney of the Acquired Company and of all persons authorized to act with respect thereto is attached hereto as Exhibit 3.7.1.9.

                  3.7.2 With respect to the Real Property and Improvements:

                             3.7.2.1 The Acquired Company does not own any Real
Property, nor does it own any Improvements thereto.

                             3.7.2.2 The parcels of property described in
Exhibit 3.7.2.2 as the leased Real Property are the only real estate leased by the Acquired Company. Exhibit 3.7.2.2 includes a list of all leases of real estate of which the Acquired Company is a lessee, including respective expiration dates and monthly rentals. Each of the leases described in Exhibit
3.7.2.2 is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Company and the other respective parties thereto and is enforceable in accordance with its terms, and there is not under any of such leases existing any default of the Acquired Company or of any other party thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). The Acquired Company has not received any payment from a lessor in connection with or as inducement for entry into any such lease except as set forth on Exhibit 3.7.2.2.

                             3.7.2.3 None of the property shown on Exhibit
3.7.2.2 is leased by the Acquired Company to any other person or entity.

                             3.7.2.4 There is no real estate used by the
Acquired Company which is not described in Exhibit 3.7.2.2. The Acquired Company either owns or leases all real estate which is necessary to conduct its business.

                             3.7.2.5 All water, sewer, gas, electric, telephone
and drainage facilities and all other utilities required by law or by the normal use and operation of the Real Property and the Improvements currently service the Real Property and the Improvements in such capacities as are required by law or by the normal use and operation of the Real Property and the Improvements.

                             3.7.2.6 The Real Property and the Improvements are
usable and operable in the Business and the Improvements are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

                             3.7.2.7 The Acquired Company has obtained and
maintained in full force and effect to the date hereof all Permits required for the normal use and operation of the Real Property and the Improvements as currently operated. A complete and correct list of all such Permits is set forth on Exhibit 3.7.2.7. The Acquired Company has delivered to Boyd and the Boyd Sub complete and accurate photocopies of all Permits. The Acquired Company has complied in all respects with all such Permits and has not received any notice that any such Permits will not be renewed upon expiration or of any conditions which will be imposed in order to receive any such renewal. Except as described on Exhibit 3.7.2.7, all of the Permits will remain in full force and effect, and will inure to the benefit of the Boyd Sub, after the consummation of the transactions contemplated by this Agreement.

                             3.7.2.8 The zoning classification of the various
tracts comprising the Real Property permits the use of all or any part of the Real Property for the purposes and in the manner in which the Real Property is currently used. The Acquired Company has not received notice of any pending or contemplated changes in the status of the zoning for the Real Property. None of the Acquired Company, nor any predecessor in title to the Real Property, has any agreement currently in effect with any county or township in which a tract is located, or any other entity, public or private, which would be binding and would prevent the use of the Real Property for any of the uses allowed by the current zoning of the Real Property.

                             3.7.2.9 The Real Property abuts a public
right-of-way and the rights of ingress and egress to and from the Real Property and adjoining public ways are not restricted or limited in any manner.

         3.8 Indebtedness of the Acquired Company. Attached hereto as Exhibit
3.8 is a list of all instruments, agreements or arrangements pursuant to which the Acquired Company has borrowed any money, incurred any indebtedness, or established any line of credit, which represents a liability of the Acquired Company on the date hereof. The Acquired Company has performed all the obligations required to be performed by it to the date hereof pursuant to the obligations listed on Exhibit 3.8 and the Acquired Company is not in default under any mortgage, indenture, note or other obligation for, or relating to, borrowed money to which the Acquired Company is a party, or to which any property or assets belonging to, or used by, the Acquired Company is subject, and there has not occurred any event which, but for the passage of time or giving of notice, or both, would constitute a default.

         3.9 Accounts Receivable and Notes Receivable.

                  3.9.1 Attached hereto as Exhibit 3.9 is a true and complete list of all of the accounts receivable of the Acquired Company as of September 30, 1997 and all of the notes receivable of the Acquired Company as of such date. All sales and services made or provided on credit between September 30, 1997 and the Closing have been or will have been (as applicable) properly recorded on the books of the Acquired Company in the ordinary course of business.

                  3.9.2 All of the accounts receivable (net of the bad debt reserve established in the Actual Closing Balance Sheet described in Section 2.1.7.2, as may be modified pursuant to Section 3.9.3) will be paid when due in accordance with their terms (and, in any event, by June 1, 1998) and the notes receivable will be paid when due and in accordance with their terms. If any of the said notes receivable are not paid in full when due, Boyd may offset, on an equal basis, the amounts held as Escrow Shares and Escrow Cash for any such unpaid note receivable, with an automatic reduction in the principal amount due under the Escrow Cash Note equal to any such reduction in the Escrow Cash. If any of the accounts receivable are not paid in full by June 1, 1998, (net of the bad debt reserve established in the Actual Closing Balance Sheet described in
Section 2.1.7.2, as may be modified pursuant to Section 3.9.3), Boyd may tender at any time prior to June 30, 1998 to the Shareholders any account receivable which remains uncollected (net of the bad debt reserve, as may be modified pursuant to Section 3.9.3). The Shareholders agree to repurchase such accounts receivable by authorizing a draw by Boyd from the escrow account upon, on an equal basis, the amounts held for Escrow Shares and Escrow Cash, in an amount equal to the face amount of the Account Receivable, with an automatic reduction in the principal amount due under the Escrow Cash Note equal to any such reduction in the Escrow Cash. Boyd agrees to promptly pay over to the Representative any amounts paid to Boyd with respect to any account receivable repurchased by the Shareholders pursuant to this Section 3.9.2.

                  3.9.3 If, and to the extent that, on June 1, 1998, the Accrued Damages Reserve provided for in the Actual Closing Balance Sheet described in
Section 2.1.7 hereof is found to be overstated based upon claims experienced up to such time and the reasonable expectation of further claims for periods prior to Closing, then the bad debt reserve provided for in such Actual Closing Balance Sheet shall be increased, and the Shareholders shall be obligated to repurchase uncollected accounts receivable net of the bad debt reserve as so increased. If, and to the extent that, on June 1, 1998, such Accrued Damages Reserve is so found to be understated based upon claims experienced up to such time and the reasonable expectation of further claims for periods prior to Closing, then the bad debt reserve provided for in the Actual Closing Balance Sheet shall be decreased, and the Shareholders shall be obligated to repurchase uncollected accounts receivable net of the bad debt reserve as so decreased.

         3.10 Agreement Does Not Violate Other Instruments. Except as listed in
Exhibit 3.10, the execution and delivery of this Agreement by the Acquired Company or the Shareholders do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which the Acquired Company or any of the Shareholders is a party or is bound or by which the Acquired Company's assets are affected. Except as listed or described on
Exhibit 3.10 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, the Shareholders, or any of the assets, properties or operations of the Acquired Company or the Shareholders, in connection with the execution and delivery by the Acquired Company or the Shareholders of this Agreement or any of the agreements, certificates or other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby.

         3.11 Absence of Changes. Since September 30, 1997, the Acquired Company has not, except as disclosed on Exhibit 3.11 attached hereto:

                  3.11.1 Transferred, assigned, conveyed or liquidated any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business;

                  3.11.2 Suffered any material adverse change in its business, operations, or financial condition and neither the Acquired Company nor any of the Shareholders has become aware of any event or state of facts which may result in any such material adverse change;

                  3.11.3 Suffered any destruction, damage or loss, not covered by insurance;

                  3.11.4 Suffered, permitted or incurred the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) or claim upon any of its assets, except for any current year lien with respect to personal or real property taxes not yet due and payable;

                  3.11.5 Committed, suffered, permitted or incurred any default in any liability or obligation;

                  3.11.6 Made or agreed to any adverse change in the terms of any contract or instrument to which it is a party;

                  3.11.7 Waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any claim or right which it has against others;

                  3.11.8 Declared, promised or made any distribution or other payment to its Shareholders (other than reasonable compensation for services actually rendered) or issued any additional shares or rights, options or calls with respect to the capital stock of the Acquired Company, or redeemed, purchased or otherwise acquired any of the capital stock of the Acquired Company, or made any change whatsoever in the Acquired Company's capital structure (if such action would affect the ability of the Acquired Company to consummate the transactions contemplated in this Agreement or would cause the necessity of obtaining the consent of any individual or entity not disclosed in
Exhibit 3.10);

                  3.11.9 Paid, agreed to pay or incurred any obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, the Acquired Company's officers, agents or employees (unless made at times and in amounts consistent with the historical practices of the Acquired Company), or made any increase in the pension, retirement or other benefits of the Acquired Company's directors, officers, agents, field representatives or other employees;

                  3.11.10 Committed, suffered, permitted or incurred any transaction or event which would increase the Acquired Company's tax liability for any prior taxable year;

                  3.11.11 Incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

                  3.11.12 Received any notices indicating, and neither the Acquired Company nor any of the Shareholders has reason to believe, that any supplier has taken or contemplates any steps which could disrupt the business relationship of the Acquired Company with said supplier or could result in the diminution in the value of the Acquired Company as a going concern;

                  3.11.13 Paid, agreed to pay or incurred any obligation for any payment of any indebtedness except current liabilities incurred in the ordinary course of business and except for payments as they become due pursuant to governing agreements disclosed on Exhibit 3.8; or

                  3.11.14 Delayed or postponed the payment of any liabilities, whether current or long term, or failed to pay in the ordinary course of business any liability on a timely basis consistent with prior practice.

         3.12 Litigation. Except as otherwise set forth in Exhibit 3.12 hereto, there is no suit, action, proceeding, claim or investigation pending or threatened against, or affecting, the Acquired Company and there exists no basis or grounds for any such suit, action, proceedings, claim or investigation. None of the items described in Exhibit 3.12, singly or in the aggregate, if pursued and/or resulting in a judgment would have an adverse effect on the assets, the business, goodwill or financial condition of the Acquired Company, or the right of the Acquired Company or the Shareholders to consummate the transactions contemplated hereby.

         3.13 Licenses and Permits; Compliance With Law. The Acquired Company holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business and the use of its assets. All such licenses, certificates, permits, franchises and rights are listed on Exhibit 3.13. Except as noted in
Exhibit 3.13, the Acquired Company is presently conducting its business so as to comply in all respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company neither is presently charged with nor is under governmental investigation with respect to any actual or alleged violation of any statute, ordinance, rule or regulation, nor is presently the subject of any pending or threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations. Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the termination of any such license, certificate, permit, franchise or right held by the Acquired Company which is to be assigned pursuant to this Agreement, and all such assigned licenses, certificates, permits, franchises and rights will inure to the benefit of the Boyd Sub after the transactions contemplated by this Agreement.

         3.14 Contracts, Etc.

                  3.14.1 Exhibit 3.14 hereto consists of a true and complete list of all contracts, agreements and other instruments relating to the Business, except for those contracts, insurance policies and Benefit Plans listed in Exhibits 3.7.1.3, 3.7.2.2, 3.8, 3.9, 3.13, 3.15.1, 3.15.2, 3.17, and
3.20, respectively, and except for those contracts with independent owner-operator truck drivers (for which the Acquired Company's standard form of contract shall be provided), contracts with customers other than contracts with the twenty customers of the Acquired Company that have accounted for the greatest portion of the Acquired Company's revenue within the preceding twelve
(12) months, and contracts which are both terminable by the Acquired Company without premium or penalty upon thirty (30) days' notice to the other party, and which provide for payments or obligations of less than $25,000.00 in the aggregate. Contemporaneously with the delivery of the Exhibits to this Agreement, the Acquired Company and the Shareholders have delivered a true and complete copy of each such contract, agreement or instrument required to be listed pursuant to this Agreement, certified as such by a duly authorized officer of the Acquired Company and the Shareholders, including those listed in Exhibits 3.7.1.3, 3.7.2.2, 3.8, 3.9, 3.13, 3.14, 3.15.1, 3.15.2, 3.17, and 3.20.

                  3.14.2 All of the contracts, agreements, policies of insurance or instruments described in Exhibits 3.7.1.3, 3.7.2.2, 3.8, 3.9, 3.13, 3.14,
3.15.1, 3.15.2, 3.17, and 3.20 hereto are valid and binding upon the Acquired Company and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and none of the Acquired Company or any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof, and there are no existing facts or circumstances which would prevent the work in process of the Acquired Company or their contracts and agreements from maturing in due course into fully collectible accounts receivable. Except for items specifically described in Exhibit 3.14, neither the Acquired Company nor any of the Shareholders has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by the Acquired Company consistent with amounts historically charged for such services.

         3.15 Intellectual Property; Computer Software.

                  3.15.1 Intellectual Property.

                             3.15.1.1 Exhibit 3.15.1 hereto sets forth a
complete and correct list and summary description of all trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefor, applicable to or used in the business of the Acquired Company, together with a complete list of all licenses granted by or to the Acquired Company with respect to any of the above. All such trademarks, tradenames, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company, free and clear of all liens, claims and encumbrances of any nature whatsoever. Neither the Acquired Company nor any of the Shareholders is currently in receipt of any notice of any violation of, and the Acquired Company is not violating, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

                             3.15.1.2 Attached hereto as Exhibit 3.15.1 are
copies of the Certificates of Registration issued by the United States Patent and Trademark Office for the trademarks listed on Exhibit 3.15.1. The trademark registrations specified in Section 3.15.1.(iii) below for the trademarks listed on Exhibit 3.15.1 are owned exclusively by the Acquired Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever and the Acquired Company has the right to use the trade dress currently used in connection therewith. Neither the Acquired Company nor any of the Shareholders is currently in receipt of any notice of any violation of, and the Acquired Company is not infringing on, the rights of any other party in any trademark, trade name, or service mark used in connection with the business of the Acquired Company.

                             3.15.1.3 The Acquired Company is the owner of
Federal Registrations in the U. S. Patent and Trademark Office as set forth on
Exhibit 3.15.1 for use in connection with the business of the Acquired Company, and such registrations are in full force and effect. In addition, the Acquired Company is the owner of an unregistered logo set forth on Exhibit 3.15.1.

                             3.15.1.4 The Acquired Company has the right to use
and transfer the trade dress currently used in connection with the packaging and promotion of its products under these marks;

                             3.15.1.5 Except as set forth on Exhibit 3.15.1, the
Acquired Company has not granted any license, permits on or other authorization to any other person or entity to use said marks or tradenames, or has made any conveyance of any such rights.

                             3.15.1.6 There have been, and are, no past or
present disputes, demands, or litigation challenging or casting doubt on the ownership by the Acquired Company or any predecessor of any of the said marks or challenging the validity of any of the marks or the registration thereof.

                             3.15.1.7 There are no prior settlements,
agreements, or administrative or judicial decisions affecting ownership or validity of the assigned marks or limiting the right of the Acquired Company or any predecessor owner to use or register the marks or to grant this assignment.

                             3.15.1.8 There are no other agreements, contracts
or licenses granting, limiting, encumbering or otherwise directly or indirectly affecting ownership or use or right to use or assign the marks by the Acquired Company.

                             3.15.1.9 There are no current infringements of the
said marks by any third party.

                  3.15.2 The Acquired Company has sole, full and clear title to that computer software described as "Owned Software" on Exhibit 3.15.2 hereto (the "Owned Software"), free of all claims, including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such computer software. Except as set forth on Exhibit 3.15.2 hereto, the Acquired Company has the right and license to use that software described as "Licensed Software" on Exhibit 3.15.2 free and clear of any limitations or encumbrances except as may be set forth in any license agreements listed in Exhibit 3.15.2. Exhibit 3.15.2 sets forth a list of all license fees, rents, royalties or other charges that the Acquired Company is required or obligated to pay with respect to Licensed Software. The Acquired Company is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Exhibit 3.15.2, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software and none of the Owned Software is dependent on any Licensed Software in order to freely operate in the manner in which it is intended. The Owned Software and Licensed Software constitute all software used in the Business (the "Acquired Company Software"). The Acquired Company is not infringing any intellectual property rights of any other person or entity with respect to the Acquired Company's Software, and no other person or entity is infringing any intellectual property rights of the Acquired Company with respect to the Acquired Company's Software which the Acquired Company leases or licenses to it.

         3.16 Labor Matters. Exhibit 3.16 sets forth a list of all employees and independent contractors of the Acquired Company, their current salaries or rates and the Acquired Company's salary increase guidelines. Except as set forth on
Exhibit 3.16, within the last three (3) years the Acquired Company has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or threatened to be called against it; and, except as set forth on Exhibit 3.16, neither the Acquired Company nor any of the Shareholders has violated any federal, state, or other governmental statutes, regulations, or ordinances relating to employment and labor matters, including, without limitation, the provisions of Title VII of the Civil Rights Act of 1964 (race, color, religion, sex, and national origin discrimination), 42 U.S.C. ss. 1981 (discrimination), 42 U.S.C. ss.ss. 621-634 (the Age Discrimination in Employment Act), 29 U.S.C. ss. 206 (equal pay), Executive Order 11246 (race, color, religion, sex, and national origin discrimination), Executive Order 11141 (age discrimination), ss. 503 of the Rehabilitation Act of 1973 (handicap discrimination), 42 U.S.C. ss.ss. 12101-12213 (Americans with Disabilities Act), 29 U.S.C. ss.ss. 2001-2654 (Family and Medical Leave Act), 29 U.S.C. ss.ss. 651-678 (occupational safety and health) and requirements relating to the documentation of the nationality of employees. There has not been, and, to the best knowledge of the Acquired Company and the Shareholders, there will not be, any adverse change in relations with employees and independent contractors of the Acquired Company as a result of the transactions contemplated by this Agreement. The staffing and employment levels of the Acquired Company are now, and will be at Closing, sufficient to run the Business at levels of production, sales, marketing and administration consistent with the levels of production, sales, marketing and administration for the prior fiscal year.

         3.17 Benefit Plans.

                  3.17.1 Exhibit 3.17 lists every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and any multiemployer plan within the meaning of Section 3(37) of ERISA, currently or previously adopted, maintained, sponsored in whole or in part or contributed to by the Acquired Company or any current or former member of a commonly controlled group of trades or businesses (as defined in Section 4001(b)(1) of ERISA) including the Acquired Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of the Acquired Company and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of the Acquired Company are eligible to participate or under or in connection with which the Acquired Company has any contingent or noncontingent liability of any kind whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  3.17.2 Exhibit 3.17 also lists: (a) all trust agreements or other funding arrangements, including insurance contracts, and all amendments thereto applicable to the Benefit Plans, (b) where applicable, with respect to any such plan or plan amendments, the most recent determination letters issued by the United States Internal Revenue Service, (c) all rulings, opinion letters, information letters or advisory opinions issued by the United States Department of Labor after December 31, 1974, with respect to each such Benefit Plan, (d) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (e) the most recent summary plan descriptions and any material modifications thereto with respect to such Benefit Plans. Contemporaneously with the delivery of the Exhibits to this Agreement, the Acquired Company and the Shareholders have delivered a true and complete copy of each such Benefit Plan, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and/or summary descriptions described in Sections 3.17.1 or 3.17.2 hereof, certified as such by a duly authorized officer of the Acquired Company and by the Shareholders.

                  3.17.3 All the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in compliance with the provisions of ERISA, all provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and neither the Acquired Company nor any Shareholder has received any notice from any governmental agency or instrumentality questioning or challenging such compliance. All necessary governmental approvals for the Benefit Plans which have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred which will or could give rise to disqualification of any such plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                  3.17.4 None of the Acquired Company or any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject the Acquired Company to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of the Acquired Company prior to the Closing Date which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. Except as disclosed in Exhibit 3.17 there are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans, and no action, legal or otherwise, has been commenced with respect to any claim.

                  3.17.5 All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate as of the dates thereof, and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                  3.17.6 No "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) of any Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Code or Section 406 of ERISA). There has been no (a) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans which the Acquired Company (or any member of a controlled group of trades or businesses as defined in Section 4001(b) which has, since January 1, 1975, included the Acquired Company) maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of the Acquired Company or any subsidiaries now or formerly in existence. With respect to any termination or withdrawal from any such ERISA Plan, the Acquired Company has no direct or indirect liability to said Plan or any beneficiary thereof.

                  3.17.7 For any ERISA Plan which is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Benefit Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all present or former participants in such Benefit Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Benefit Plan.

                  3.17.8 As of September 30, 1997, the Acquired Company had no current or future liability under any Benefit Plan that was not reflected in the Interim Financial Statements and the liability of the Acquired Company in connection with any Benefit Plan as of Closing will be fully accrued against in the determination of the Net Worth of the Acquired Company as determined under
Section 2.1.7 hereof.

                  3.17.9 The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation which is not reflected in the Interim Financial Statements.

                  3.17.10 Except as disclosed on Exhibit 3.17, the Acquired Company has not maintained, and does not now maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(l)) to employees after retirement or other separation of service except to the extent required under
Part 6 of Title I of ERISA and Code Section 4980B.

                  3.17.11 Except as disclosed in Exhibit 3.17, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the Acquired Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

                  3.17.12 All Benefit Plans subject to section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

         3.18 Customers and Brokers. Exhibit 3.18 attached hereto consists of a true and correct list of all brokers utilized by the Acquired Company within the preceding twelve months and the twenty (20) customers of the Acquired Company that have accounted for the greatest portion of revenue of the Acquired Company within the preceding twelve months, setting forth as to each customer and broker its name, address, telephone number and principal person of contact where available, and total payments by dollar amounts by each such customer and broker within the preceding twelve months. Neither the Acquired Company nor any Shareholder has received any notice, or has any knowledge that any such customer or broker of the Acquired Company has taken or contemplates taking any steps which could disrupt the business relationship of the Acquired Company with such customer or broker or could result in the diminution in the value of the business of the Acquired Company with such customer or broker or could result in the diminution in the value of the business of the Acquired Company as a going concern.

         3.19 Environmental Matters. Except as set forth in Exhibit 3.19, no real property now or previously used by the Acquired Company or now or previously owned or leased by the Acquired Company (the "Property") has been used by the Acquired Company or any other party for the handling, treatment, storage or disposal into the environment of any Hazardous Substance (as hereinafter defined). Except as set forth in Exhibit 3.19, no release, discharge, spillage or disposal of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Property. Except as set forth in Exhibit 3.19, the Acquired Company has complied with all reporting requirements under any applicable federal, state or local environmental laws and permits, and there are no existing violations by the Acquired

Company of any such environmental laws or permits. Except as set forth in
Exhibit 3.19, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened with respect to the Property or otherwise against the Acquired Company in any court or before any state, federal or other governmental agency or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation. Acquired Company has not installed, maintained or used any underground storage tanks, asbestos, or asbestos-containing materials on the Property. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree including, without limitations, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA"), and petroleum, petroleum products and oil.

         3.20 Insurance. Set forth in Exhibit 3.20 is a complete list of all insurance policies which the Acquired Company has maintained with respect to its business, properties or employees within the preceding three years. Except as set forth in Exhibit 3.20, such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which the Acquired Company and its property and assets are exposed. Except as set forth in Exhibit 3.20, since January 1, 1996, there has not been any change in the Acquired Company's relationship with its insurers or in the premiums payable pursuant to such policies.

         3.21 Related Party Relationships. Except as set forth in Exhibit 3.21, no Shareholder or officer or director of the Acquired Company possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company (except as a stockholder holding less than a one percent interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

         3.22 Antitrust Matters. The Acquired Company has conducted and is conducting the Business in compliance with all federal and state antitrust and trade regulation laws, statutes, rules and regulations, including without limitation, the Sherman Act, the Clayton Act, the Robinson Patman Act, the Federal Trade Commission Act, state laws patterned after any of the above, all laws forbidding price-fixing, collusion, or bid-rigging, and rules or regulations issued pursuant to authority set forth in any of the above. With respect to any of the foregoing, the Acquired Company is not presently directly or indirectly involved with, charged with, or under any governmental investigation with respect to, and there is no basis or grounds for, any charge, claim, investigation, suit, action, proceeding or any actual or alleged violation of any such law, statute, rule or regulation.

         3.23 Suppliers. Attached hereto as Exhibit 3.23 is a complete and correct list of all persons, partnerships, corporations, or entities from which the Acquired Company has purchased any supplies relating to its business within the last six (6) months, along with their respective addresses and telephone numbers.

         3.24 Exhibits. All Exhibits attached hereto are true, correct and complete as of the date of this Agreement, and will be true, correct and complete as of the Closing, except to the extent that such Exhibits may be untrue, incorrect or incomplete due to changes occurring due to the operation of the Acquired Company in the ordinary course. Matters disclosed on each Exhibit shall be deemed disclosed only for purposes of the matters to be disclosed in such Exhibit and shall not be deemed to be disclosed for any other purpose unless expressly provided therein.

         3.25 Disclosure. No representation or statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Boyd pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

IV.      SECURITIES LAWS.

         4.1 No Registration Statement Required. The Shareholders represent that they understand that the Boyd Common Stock, the Cash Consideration Note and the Escrow Cash Note to be issued and delivered pursuant to the provisions of this Agreement will not be registered under the 1933 Act, or under Alabama or any other applicable "Blue-Sky" laws, in reliance upon the exemptions contained in the 1933 Act and the General Rules and Regulations under the 1933 Act promulgated by the SEC.

         4.2 Investment Letter of Shareholders. Each of the Shareholders represents, warrants and covenants to and with Boyd and the Boyd Sub that the Boyd Common Stock, the Cash Consideration Note and the Escrow Cash Note to be issued and delivered pursuant to the provisions of this Agreement will be, when issued and delivered, acquired by the Shareholder for investment for his or her own account and not with a view to the subsequent resale or other distribution thereof, except within the limitations prescribed under the Rules and Regulations under the 1933 Act, or in some other manner which will not violate the registration requirements of the 1933 Act or any applicable "Blue-Sky" laws, and each Shareholder agrees to execute and deliver to Boyd and the Boyd Sub on the Closing Date, a letter substantially in the form of Exhibit 4.2 attached hereto, dated as of such Closing Date, to such effect.

         4.3 Conditions Precedent to Transfer of Boyd Common Stock or Escrow Cash Note. Each Shareholder understands, consents, and agrees that transfer of the Boyd Common Stock, Cash Consideration Note and Escrow Cash Note received by him or her under this Agreement, will be permitted or allowed only when:

                  4.3.1 such request for transfer is accompanied by an opinion of counsel to Boyd and the Boyd Sub (prepared at the expense of Boyd), to the effect that neither the sale nor the proposed transfer results in a violation of the 1933 Act or the Rules and Regulations thereunder or applicable "Blue-Sky" laws, or

                  4.3.2 such request for transfer is accompanied by a "no-action" letter from the SEC and the applicable state securities regulatory agency with respect to the proposed transfer, or

                  4.3.3 a Registration Statement under the 1933 Act and applicable Blue-Sky laws is then in effect with respect to the Boyd Common Stock Cash Consideration Note or Escrow Cash Note, as appropriate.

         4.4 Legends on Certificates Representing Shares of Boyd Common Stock. The Boyd Common Stock, the Cash Consideration Note and the Escrow Cash Note issued and delivered to the Shareholders or the Representative under this Agreement shall contain the following legend:

           "THE SECURITIES ACT OF 1933 AND STATE SECURITIES LAWS

                  This Share of Boyd Bros. Transportation Inc. Common Stock [promissory note] has not been registered under the Securities Act of 1933, as amended, or under the securities laws of Alabama or any other state and cannot be sold or transferred unless (i) a Registration Statement under the Securities Act of 1933, as amended, and any applicable state securities laws is then in effect with respect to the [security]securities represented hereby; or (ii) a written opinion from legal counsel of the issuer is obtained to the effect that an exemption from registration under the Securities Act of 1933, as amended, and any applicable state securities laws is available with respect to the proposed sale or transfer and that no such registration is required; or (iii) a no action letter or its then equivalent with respect to such sale or transfer has been issued by the Staff of the Securities and Exchange Commission and any applicable state securities governmental body."

         4.5 Resale Restrictions; Minimum Price Guarantees.

                  4.5.1 For a period of one (1) year from the Closing Date (the "Restricted Period"), the shares of Boyd Common Stock held by Miller Welborn shall not be voluntarily or involuntarily transferred, assigned, sold or conveyed and the certificates representing such shares shall bear a legend to that effect. The words "transfer, assign, sell or convey" as used in this
Section 4.5.1 shall include the grant of any proxy, the establishment of any voting trust or any sale, hypothecation, pledge, assignment or other conveyance, with or without consideration or incidence of ownership or title as to any share of Boyd Common Stock owned of record or beneficially by the Shareholder, regardless of whether record or beneficial title to such shares is thereby transferred. After the Restricted Period, Miller Welborn may not, during any one calendar quarter, voluntarily or involuntarily transfer, assign, sell or convey a number of shares of Boyd Common Stock which is greater than one percent of the number of shares of Boyd Common Stock outstanding at the beginning of such calendar quarter. In the event that Miller Welborn sells shares of Boyd Common Stock on the open market during the five (5) calendar quarters immediately following the second anniversary of the Closing Date at a per share price which is less than $6.50 per share (the "Per Share Minimum Price") (as the same may be adjusted pursuant to Section 2.1.4 hereof), Boyd shall pay to Welborn the difference between the Per Share Minimum Price and the per share price at which such shares were sold on the open market.

                  4.5.2 During the Restricted Period, the shares of Boyd Common Stock held by Steven Rumsey shall not be voluntarily or involuntarily transferred, assigned, sold or conveyed and the certificates representing such shares shall bear a legend to that effect. The words "transfer, assign, sell or convey" shall have the meaning set forth in Section 4.5.1. After the Restricted Period, Steven Rumsey may not, during any one (1) calendar quarter, voluntarily or involuntarily transfer, assign, sell or convey a number of shares of Boyd Common Stock which is greater than one percent of the number of shares of Boyd Common Stock outstanding at the beginning of such calendar quarter. In the event that during the five (5) calendar quarters immediately following the Restricted Period Steven Rumsey sells shares of Boyd Common Stock on the open market at a per share price which is less than the Per Share Minimum Price, Boyd shall pay to Rumsey the difference between the Per Share Minimum Price and the per share price at which such shares were sold on the open market.

                  4.5.3 Notwithstanding the foregoing restrictions on transfer of Boyd Common Stock set forth in Sections 4.5.1 and 4.5.2 hereof, each of the Shareholders may (i) transfer shares of Boyd Common Stock pursuant to a pledge or similar agreement to secure debt of such Shareholder (incurred in good faith and not for the purpose of avoiding the restrictions set forth in this Section 4.5) owing to a bank or other bona fide financial institution, including, without limitation, any such transfer upon the exercise by such bank or other bona fide financial institution of its right under such pledge or similar agreement to acquire beneficial or other ownership of the Boyd Common Stock pledged thereunder and (ii) transfer shares of Boyd Common Stock to a spouse, lineal ancestor, descendant or a trust for the benefit of any such individual; provided, however, that transfers under this subsection 4.5.3 (ii) will be permitted only if (a) such transferee executes and delivers to Boyd a letter substantially in the form of Exhibit 4.5.3 attached hereto, (b) such transferee, and such transferee's spouse (if any) if such transferee is a resident of a "community property" state, executes and delivers to Boyd a Shareholder Acknowledgment, Consent and Power of Attorney in the form attached as Exhibit
2.11 and (c) such transferee executes and delivers any agreements, documents and instruments as may be requested by Boyd or its counsel to cause such transferee to become bound by the terms of this Agreement (including, but not limited to, the indemnification provisions herein) as if such transferee were a Shareholder hereunder.

V.       REPRESENTATIONS AND WARRANTIES OF BOYD AND BOYD SUB.

         Boyd and the Boyd Sub represent and warrant to, and for the benefit of, the Acquired Company and the Shareholders as follows:

         5.1 Organization and Standing. Boyd is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and the Boyd Sub is a duly organized and validly existing corporation in good standing under the laws of the State of Alabama, and each has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets which it now owns or leases.

         5.2 Corporate Power and Authority. Each of Boyd and the Boyd Sub has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by Boyd and the Boyd Sub of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by the respective Boards of Directors (or executive committees thereof) of Boyd and the Boyd Sub. This Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Boyd and the Boyd Sub in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Boyd and the Boyd Sub, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         5.3 Agreement Does Not Violate Other Instruments. The execution and delivery of this Agreement by Boyd and the Boyd Sub do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the respective Articles of Incorporation, as amended, or respective Bylaws, as amended, of Boyd and the Boyd Sub, or violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Boyd or the Boyd Sub is a party or is bound or by which their assets are affected. Except as listed or described on Exhibit 5.3 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Boyd or the Boyd Sub, or any assets, properties or operations of Boyd or the Boyd Sub, in connection with the execution and delivery by Boyd or the Boyd Sub of this Agreement or the consummation of the transactions contemplated hereby.

         5.4 Ownership of Boyd Sub. Boyd owns beneficially and of record, free and clear of any lien or other encumbrance, all of the issued and outstanding shares of capital stock of the Boyd Sub.

         5.5 Due Issuance of Boyd Stock; No Restrictions. The shares of Boyd Common Stock to be delivered to the Shareholders at the Closing will be, at the time of such delivery, validly authorized and issued and fully paid and nonassessable. Except as set forth in the Escrow Agreement, the shares of Boyd Common Stock to be delivered to the Shareholders at the Closing will have no restrictions on their voting rights or their rights to receive dividends.

         5.6 Litigation. There is no suit, action, proceeding, claim or investigation pending or threatened against or affecting the right of Boyd or the Boyd Sub to consummate the transactions contemplated hereby.

         5.7 SEC Reports. Copies of all reports and other documents filed by Boyd pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1996 (the "Boyd Reports") have been delivered by Boyd to the Acquired Company and the Shareholders. The financial statements of Boyd in its SEC Annual Report on Form 10-K for the fiscal year ended

December 31, 1996 present fairly, in all material respects, the financial position of Boyd at December 31, 1996, and the results of its operations and its cash flows for the fiscal year ending December 31, 1996 in conformity with GAAP. The unaudited financial statements in Boyd's SEC Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 reflect all adjustments, including those of a normal recurring nature, necessary to present fairly the operating results of Boyd as of March 31, 1997, June 30, 1997 and September 30, 1997. As of their respective dates, the Boyd Reports (a) were in all material respects prepared in accordance with the Exchange Act and the rules and regulations thereunder, (b) did not contain any untrue statement of a material fact, and (c) did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1997, there has not been any material adverse change in the business, financial conditions or operations of Boyd, taken as a whole, other than as disclosed in the Boyd Reports.

VI.      CLOSING.

         6.1 Time and Place of Closing and Effective Date.

                  6.1.1 The Closing shall be contemporaneous with the execution of this document, which Closing shall be effected by mail with the offices of Jones, Day, Reavis & Pogue as clearinghouse for signature pages of documents delivery of which is required by Section 6.2 hereof. Upon receipt of such signature pages and other documents required by Section 6.2, Jones, Day, Reavis & Pogue will (i) cause the Articles of Merger described in Section 2.1.2 to be filed with the Secretary of State of Alabama,(ii) instruct Boyd to deliver the Cash Consideration Note, (iii) upon surrender of all Welborn share certificates in accordance with the Plan of Merger, instruct Boyd to deliver to the Shareholders certificates representing the Stock Consideration (excluding the Escrow Shares), (iv) instruct Boyd to effect transfer of the Escrow Cash to the Escrow Agent pursuant to wire transfer instructions of the Escrow Agent and (v) to deliver to the Escrow Agent certificates representing the Escrow Shares. On the evening of the Closing, Jones, Day, Reavis & Pogue will forward executed originals of the documents described in Section 6.2 to each of the parties.

         6.2 Transactions at Closing. At the Closing, each of the following transactions shall occur:

                  6.2.1 The Acquired Company's and Shareholders' Performance. At the Closing, the Acquired Company and the Shareholders shall deliver to Boyd and the Boyd Sub, the following:

                             (a) all certificates representing shares of the
outstanding capital stock of the Acquired Company, duly endorsed for transfer or accompanied by instruments of transfer reasonably satisfactory in form and substance to Boyd and its counsel;

                             (b) copies of all consents, approvals,
acknowledgments and waivers described in Section 2.5 which have been obtained prior to Closing;

                             (c) the approvals of all regulatory authorities
whose consent is required by law for the consummation of the transactions contemplated by this Agreement;

                             (d) certificates of compliance or certificates of
good standing of the Acquired Company, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of its incorporation and any other jurisdiction which is set forth in Exhibit 3.1 hereto;

                             (e) certified copies of resolutions of the Board of
Directors of the Acquired Company approving the transactions set forth in this Agreement and the Plan of Merger;

                             (f) certified copies of resolutions of the
Shareholders of the Acquired Company approving the transactions set forth in this Agreement and the Plan of Merger;

                             (g) certificate of incumbency for the officers of
the Acquired Company who are executing this Agreement and the other documents contemplated hereunder;

                             (h) resignations of each director and officer of
the Acquired Company and each noninstitutional trustee under any Benefit Plan maintained by the Acquired Company;

                             (i) Employment Agreements executed by Miller
Welborn and Steven Rumsey, substantially in the form of Exhibits 2.8.1 and 2.8.2, respectively;

                             (j) Covenants Not to Compete executed by the
Shareholders, substantially in the form of Exhibit 2.9;

                             (k) a favorable opinion of counsel of Rosen, Cook,
Sledge, Davis, Carrol & Jones, P.A., counsel for the Acquired Company and the Shareholders, substantially in the form and substance of the opinion attached hereto as Exhibit 6.2.1(k);

                             (l) investment letter executed by the Shareholders,
substantially in the form of Exhibit 4.2;

                             (m) a duly executed Escrow Agreement, along with
five executed blank stock transfers, with signatures guaranteed, for each Shareholder with regard to the Escrow Shares;

                             (n) executed Real Estate Lease Agreements
substantially in the form of Exhibit 2.10;

                             (o) evidence of termination of the Amended and
Restated Stock Transfer Restrictions and Buy-Out Agreement between the Shareholders described in Section 2.11; and

                             (p) such other evidence of the performance of all
covenants and satisfaction of all conditions required of the Acquired Company and the Shareholders by this Agreement, at or prior to the Closing, as Boyd, the Boyd Sub or their counsel may reasonably require.

                  6.2.2 Performance by Boyd and the Boyd Sub. At the Closing, Boyd and the Boyd Sub shall deliver to the Acquired Company and the Shareholders the following:

                             (a) certificates representing the shares of Boyd
Common Stock issuable to the Shareholders, the Cash Consideration Note and the Escrow Cash Note as provided in Section 2.1 and the Plan of Merger, except for the Escrow Shares, which shall be placed with the Escrow Agent along with the executed blank stock transfers described in Section 2.1.6 pursuant to the terms of this Agreement;

                             (b) a duly executed Escrow Agreement;

                             (c) the approvals of all regulatory authorities
whose consent is required by law for consummation of the transactions contemplated by this Agreement;

                             (d) a favorable opinion of Jones, Day, Reavis &
Pogue, counsel for Boyd and the Boyd Sub substantially in form and substance of the opinion attached hereto as Exhibit 6.2.2(d);

                             (e) certificate of incumbency of the officers of
Boyd and the Boyd Sub who are executing this Agreement and the other documents contemplated hereunder;

                             (f) executed Employment Agreements, substantially
in the form of Exhibits 2.8.1 and 2.8.2;

                             (g) executed Covenants Not to Compete,
substantially in the form of Exhibit 2.9;

                             (h) certified copy of resolutions of the Boards of
Directors (or executive committees thereof) of Boyd and the Boyd Sub approving the transactions set forth in this Agreement and the Plan of Merger;

                             (i) certified copies of resolutions of Boyd as sole
shareholder of Boyd Sub approving the Plan of Merger;

                             (j) executed Real Estate Lease Agreements
substantially in the form of Exhibit 2.10;

                             (k) executed Shareholders Agreement by and among
Dempsey Boyd, Frances Boyd and Donald Johnston in the form attached hereto as
Exhibit 6.2.2(k); and

                             (l) such other evidence of the performance of all
the covenants and satisfaction of all of the conditions required of Boyd and the Boyd Sub by this Agreement at or before the Closing as the Acquired Company, the Shareholders or their counsel may reasonably require.

                  6.2.3 Performance by Boyd, the Acquired Company and the Shareholders.

                             6.2.3.1 Articles of Merger. At the Closing, the
Articles of Merger described in Section 2.1.2 shall be filed with the Secretary of State of the State of Alabama.

                             6.2.3.2 Escrow Agreement; Execution and Delivery.
At the Closing, Boyd, the Acquired Company, the Shareholders and the Escrow Agent shall enter into the Escrow Agreement.

                  6.2.4 Post Closing Obligations.

                             6.2.4.1 Board of Directors. At the February, 1998
meeting of its Board of Directors, Boyd will recommend that Miller Welborn be appointed to the Boyd Board of Directors until its next annual stockholders' meeting, and at such annual stockholders' meeting Boyd will recommend to its stockholders that Welborn be elected to the Board for a full term.

                             6.2.4.2 Release of Shareholder Guaranties. Within
sixty (60) days from the date of Closing, Boyd will cause all personal guaranties of indebtedness of the Acquired Company by the Shareholders to be released. If Boyd is unable to obtain such releases, it will pay or refinance the indebtedness, or take such other actions as are necessary to relieve the Shareholders of personal liability therefor; provided, however, that, for purposes of this Section 6.2.4.2, the provision by Boyd of a corporate guaranty to the Shareholders of any such indebtedness shall not be considered sufficient action of Boyd to relieve the Shareholders of personal liability for such indebtedness.

VII.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
         INDEMNIFICATION.

         7.1 Survival of Representations and Warranties of the Acquired Company and the Shareholders. All representations, warranties, agreements, covenants and obligations made or undertaken by the Acquired Company and the Shareholders in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by Boyd and the Boyd Sub and shall survive the Closing hereunder for the periods set forth in Section 7.5 and shall not merge in the performance of any obligation by any party hereto. Each Shareholder jointly and severally agrees to and shall indemnify and hold harmless Boyd, the Boyd Sub or any assignee of Boyd or the Boyd Sub at all times after the date of this Agreement from and against and in respect of, any liability, claim, deficiency, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by Boyd or the Boyd Sub (collectively, a "Loss") arising from (i) any misrepresentation, or breach of any covenant or warranty of the Acquired Company or the Shareholders contained in this Agreement or any exhibit, certificate or other instrument furnished or to be furnished by the Acquired Company or the Shareholders hereunder (except for the Employment Agreements described in Sections 2.8.1 and 2.8.2 and the Covenants Not to Compete described in Section 2.9), or any Third Party Claim (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach, (ii) any nonfulfillment of any agreement on the part of either of the Acquired Company or any of the Shareholders under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished to Boyd or the Boyd Sub hereunder, (iii) any suit, action, proceeding, claim or investigation pending or threatened against or affecting the Acquired Company which arises from, which arose from, or which is based upon any matter or state of facts existing prior to Closing, regardless of whether it is disclosed on
Exhibit 3.12, (iv) any matter regarding Hazardous Substances on any Real Property or leased real property or regarding any applicable federal, state or local environmental laws or permits pertaining to the Real Property or leased real property, regardless of whether it has been disclosed in the Exhibits hereto, (v) any claim against, or liability of, the Acquired Company that is of a nature that, if known at Closing, would have been required to have been disclosed pursuant to this Agreement or, (vi) any claim against or liability of the Acquired Company, which accrued prior to the Closing Date, to the extent not accrued or reserved against in the calculation of the Net Worth as reflected in the balance sheet prepared pursuant to Section 2.1.7 of this Agreement, regardless of whether such claim or liability is disclosed in the notes to the financial statements prepared pursuant to Section 2.1.7. Notwithstanding the immediately preceding sentence, the obligations of the Shareholders with respect to breaches of covenants to perform acts after the Closing Date shall be several and not joint. Furthermore, the parties hereto acknowledge that the Employment Agreements described in Sections 2.8.1 and 2.8.2 and the Covenants Not to Compete described in Section 2.9 are separate agreements from this Agreement and that a breach under such Employment Agreements and Covenants Not to Compete shall be subject to enforcement of applicable legal and equitable remedies and shall not be governed by the provisions of this Article VII. Notwithstanding the foregoing, the term "Loss" shall not include an award of punitive damages to be paid by a party to this Agreement to any other party to this Agreement and, with respect to a breach of the representations and warranties set forth in Section
3.9.2 hereof, Boyd and the Boyd Sub will not assert a claim other than to enforce the remedies set forth in such section. Notwithstanding the foregoing, the Shareholders shall not be required to indemnify Boyd for any liability, loss, damage or injury to the extent Boyd receives proceeds from any of the insurance policies identified in Exhibit 3.20 or from extended coverage with respect to any of such policies which has been purchased by the Shareholders; provided, however, that if an insurer denies payment of a claim under such an insurance policy, Boyd shall be entitled to indemnification from the Shareholders and shall be under no obligation to pursue any action against such insurer. Since following the Closing, the Acquired Company will be merged into the Boyd Sub and the Boyd Sub will be owned by Boyd, the parties to this Agreement agree that the Shareholders will have no right of reimbursement or contribution against the Acquired Company or the Boyd Sub (including without limitation, any rights of law), and any liability, loss, damage or injury and reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by the Acquired Company or the Boyd Sub against which Boyd is indemnified and held harmless as provided above shall be deemed suffered by Boyd, which shall, either independently or jointly with the Boyd Sub, be entitled to enforce such indemnity.

         To the extent that any deficiency for federal or state income taxes which may be established against the Acquired Company for any taxable period ending prior to the Closing is occasioned by a determination by the Internal Revenue Service or applicable state taxing authority such that any increase in income for said period relates to a matter which results in a reduction in income in a taxable period ending after the Closing, the amount of the indemnifiable liability, loss, damage, or injury shall be equal to (i) any tax liability resulting from the deficiency to the extent it is not reduced in such a later taxable period; plus (ii) interest (using a rate equal to the rate as established from time to time pursuant to Section 6621 of the Internal Revenue Code of 1986, as amended) on the amount of additional tax paid pursuant to such deficiency from the time such deficiency is so paid until the last day of filing the Acquired Company's estimated quarterly income tax returns (determined without extensions) for the taxable period or periods in which the subsequent reductions may be claimed by adjustment in filing such returns; plus (iii) the amount of any interest and penalties imposed due to such deficiency.

                  Any examination, inspection or audit of the properties, financial condition or other matters of the Acquired Company and its business conducted by Boyd or the Boyd Sub pursuant to this Agreement shall in no way limit, affect or impair the ability of Boyd or the Boyd Sub to rely upon the representations, warranties, covenants and obligations of the Acquired Company and the Shareholders set forth herein.

         7.2 Survival of Representations and Warranties of Boyd and the Boyd Sub. All representations, warranties, agreements, covenants and obligations made or undertaken by Boyd and the Boyd Sub in this Agreement or in any document or instrument executed and delivered pursuant hereto are material, have been relied upon by the Acquired Company and the Shareholders and shall survive the Closing hereunder for the longest period available under applicable law (except for the representations of Boyd and the Boyd Sub set forth in Sections 5.3, 5.6 and 5.7, which shall survive for thirty months), and shall not merge in the performance of any obligation by any party hereto. Boyd and the Boyd Sub, jointly and severally, agree to and shall indemnify and hold harmless the Acquired Company and the Shareholders at all times after the date of this Agreement from and against and in respect of, any liability, claim, deficiency, loss, damage or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of any suit related thereto) suffered or incurred by the Acquired Company or the Shareholders arising from (i) any misrepresentation, or breach of any covenant or warranty of Boyd and the Boyd Sub contained in this Agreement or any exhibit, certificate or other instrument furnished or to be furnished by Boyd and the Boyd Sub hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach, or (ii) any nonfulfillment of any agreement on the part of Boyd and the Boyd Sub under this Agreement or from any misrepresentation in or omission from, any certificate or other instrument furnished or to be furnished to the Acquired Company or the Shareholders hereunder.

         7.3 Maximum Aggregate Liability Amount. The maximum aggregate liability of the Shareholders for indemnification under this Agreement (the "Maximum Aggregate Liability Amount") shall be equal to Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) until the expiration of twenty-four months from the Closing Date and, thereafter, shall be Two Million Dollars ($2,000,000.00), and the obligation of the Shareholders for indemnification hereunder will terminate when the Maximum Aggregate Liability Amount has been paid; provided, however, that the Maximum Aggregate Liability Amount shall not be charged for or reduced by, nor shall there be any Maximum Liability Amount for, any liability, loss, damage, injury or claim resulting from a breach of the covenants, representations and warranties contained in the provisions of Sections 3.1, 3.2, 3.3, 3.11.8, 3.11.9, 9.2 or 9.5, or from breach of the covenants contained in Section 2.3.1 to the extent it pertains to the making of a payment described in Sections 3.11.8 and 3.11.9.

         7.4 Minimum Aggregate Liability Amount. Boyd and the Boyd Sub agree not to seek recourse against, and shall not recover from the Shareholders under this
Article VII on account of any liability, loss, damage, injury or claim until the aggregate amount thereof exceeds Fifty Thousand Dollars ($50,000.00) (the "Minimum Aggregate Liability Amount"), at which time claims may be asserted for the Minimum Aggregate Liability Amount and amounts in excess of the Minimum Aggregate Liability Amount. Notwithstanding the foregoing, there shall be no Minimum Aggregate Liability Amount for, and the Minimum Aggregate Liability Amount shall not be charged for or reduced by, any liability, loss, damage, injury or claim resulting from the covenants, representations and warranties contained in the provisions of Sections 3.1, 3.2, 3.3, 3.9.2, 3.11.8, 3.11.9,
9.2 or 9.5, or from a breach of the covenants contained in Section 2.3.1 to the extent it pertains to the making of a payment described in Sections 3.11.8 and 3.11.9.

         7.5 Survival Period for Claims Against Shareholders. A claim for indemnification based on the covenants, representations and warranties contained in the provisions of Sections 3.1, 3.2, 3.3, 3.11.8, 3.11.9, 3.19, 3.22, 9.2 or
9.5 or from a breach of the covenants contained in Section 2.3.1 to the extent it pertains to the making of a payment described in Sections 3.11.8 and 3.11.9 shall survive for the longest period available under applicable laws and may be made at any time. Except for such claims, a claim for indemnification hereunder shall be forever barred unless made by notifying the Shareholders (a) in the case of a claim based upon a tax liability of the Acquired Company (including, without limitation, any claim based upon an assertion that any of the previously filed tax returns of the Acquired Company are inaccurate or incomplete), within the statutory period of limitations under the applicable tax statute, unless such claim is raised by the taxing authority by way of an offset against any claim or suit for refund or is allowed to be assessed after the expiration of the applicable statute of limitations pursuant to a validly executed waiver or extension thereof or pursuant to the mitigation provisions contained in the Code, in which case a claim may be made within one year after such offset or assessment, or (b) in all other cases, within thirty (30) months after the Closing Date.

         7.6 Notification and Defense of Claims.

                  7.6.1  Third Party Claims.

                             7.6.1.1 Notification and Defense Rights.

                                      (i) If any party to this Agreement (an
"Indemnitee") receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnitee, and if such assertion were presumed to be true (regardless of the actual outcome) then the other party or parties could be obligated to provide indemnification under this Agreement (an "Indemnifying Party"), then such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty (30) calendar days after receipt of such written notice of such Third Party Claim. However, if it is reasonably determined by the Indemnitee that immediate action is required to address a condition giving rise to a Third Party Claim, the Indemnitee is authorized to take immediate action without prior notice, and thereafter give notice to the Indemnifying Party as soon as practicable. In such event the Indemnitee shall be entitled to recover from the Indemnifying Party to the extent the Indemnifying Party is liable for indemnification hereunder.

                                      (ii) Failure of the Indemnitee to give the
notice described in subsection (i) above shall not relieve the Indemnifying Party from any liability which it may have on account of indemnification or otherwise, except to the extent that the Indemnifying Party is prejudiced thereby.

                                      (iii) If (a) the Indemnifying Party admits
in the Notice to Defend (defined below) its obligation to indemnify the Indemnitee for the Third Party Claim, and (b) (i) the Indemnifying Party gives the Indemnitee a bond from a bonding company rated A+ or better by A.M. Best and Co. or from another bonding company otherwise acceptable to the Indemnitee or gives the Indemnitee other security reasonably satisfactory to the Indemnitee for the full amount of the asserted claim or if the independent certified public accountant of the Indemnifying Party, which is regularly used by the Indemnifying Party, certifies in writing to the Indemnitee that it would be proper to reserve or accrue a lesser amount on the Indemnifying Party's financial statements in accordance with generally accepted accounting principles, then such bond or security will be for such lesser amount, (ii) or in the case of where the Shareholder is the Indemnifying Party, the amount of Escrow Shares equals or exceeds the full amount of the asserted claim and, with respect to claims that are subject to the Maximum Aggregate Liability Amount, such asserted claim is less than the remaining Maximum Aggregate Liability Amount, and only in such event, the Indemnifying Party will have the sole right to control the defense of such Third Party Claim at such Indemnifying Party's sole expense by Indemnifying Party's own counsel (which counsel must be reasonably satisfactory to the Indemnitee), by giving written notice to the Indemnitee (the "Notice to Defend") no later than twenty (20) calendar days after receipt of the above-described notice of such Third Party Claim.

                                      (iv) In all circumstances other than that
described in subsection (iii) above, the Indemnifying Party may participate in (but not control) the defense if it gives the Notice to Defend within such twenty-day period, and the Indemnitee also will have the right to participate in the defense of any Third Party Claim assisted by counsel of its own choosing; provided, however, that the Indemnitee shall have the sole right to make any significant decisions with respect to the defense of such Third Party Claim except as to the settlement or compromise of such Third Party Claim which shall be subject to the provisions of Section 7.6.1.2.

                                      (v) During the period prior to receiving
the Notice to Defend, the Indemnitee can proceed to defend the claim, action or proceeding and the Indemnitee shall be entitled to recover from the Indemnifying Party to the extent the Indemnifying Party is liable for indemnification hereunder.

                                      (vi) Notwithstanding anything in this
Section 7.6.1.1 to the contrary, the Indemnifying Party shall not be entitled to participate in, and the Indemnitee shall be entitled to sole and absolute control over the defense, compromise or settlement of, any claim to the extent that the claim seeks an injunction or other similar equitable or nonmonetary relief against the Indemnitee.

                                      (vii) If the Indemnitee does not receive a
Notice to Defend with respect to a Third Party Claim within the twenty day period described in subsection (iii) above, the Indemnitee may, at its option, solely defend the Third Party Claim assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all costs and expenses, and all settlement amounts (subject to and in accordance with Section 7.6.1.2), but only to the extent the Indemnifying Party is liable for indemnification hereunder.

                                      (viii) Notwithstanding the foregoing, in
the event that an insurer has assumed the defense of any Third Party Claim pursuant to the terms of an insurance policy, then the parties agree, subject to the terms of such policy, to let the counsel of such insurance company conduct the defense of such Third Party Claim and both the Indemnifying Party and the Indemnitee shall have the right to participate in the defense and (subject to Section 7.6.1.1(vi)) hereof settlement of such Third Party Claim.

                             7.6.1.2 Settlement.

                                      (i) In the circumstances described in
Section 7.6.1.1(iii) where the Indemnifying Party has the sole right to control the defense of the Third Party Claim, the Indemnifying Party shall have the sole right to settle such claim, provided that settlement is less than the amount of the bond described in said Section or the amount of Escrow Shares held by Boyd. Furthermore, in the circumstances described in Section 7.6.1.1(vi), the Indemnitee shall have the sole right to settle a Third Party Claim to the extent provided in such Section.

                                      (ii) In all other circumstances, if there
is a dispute between the Indemnifying Party and Indemnitee concerning whether a Third Party Claim should be contested, settled or compromised, it shall be settled, compromised or contested, in accordance with the next succeeding subsections of this Section 7.6.1.2; provided, however, that the Indemnitee, or its respective successors or assigns, shall neither be required to refrain from paying or satisfying any claim which the Indemnifying Party has not acknowledged in writing its obligations to indemnify the Indemnitee, or which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnifying Party, nor shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extent that such Third Party Claim has resulted in an unstayed injunction or other similar equitable relief against the Indemnitee or in an imposition of a lien upon any of the properties or assets then held by the Indemnitee or its respective successors and assigns (unless such claim shall have been discharged or enforcement thereof stayed by the filing of a legally permitted bond by the Indemnifying Party or otherwise, at its sole expense), or result in a breach or default in a license, lease or other contract by which any of them is bound, or would materially adversely affect their respective assets, businesses or financial condition.

                                      (iii) Subject to subsection (ii), in the
event that the Indemnifying Party, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement agreement or compromise, subject only to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder and desires to settle on the basis of such agreement or compromise, such party who desires to so settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement").

                                      (iv) The Third Party Claim may be settled
or compromised on the basis set forth in the Notice of Settlement unless within twenty (20) days of the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice to Contest") and, in such case:

                                      (a) Should the Indemnitee deliver a Notice
to Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in subsection (c) below.

                                      (b) If the settlement or compromise could
result in a claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in subsection (c) below.

                                      (c) If a matter is contested as provided
in subsections (a) or (b) above and is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability, loss, damage or injury in excess of the amount for which one party desired previously to settle the matter as set forth in the Notice of Settlement, then the liability of such party shall be limited to such lesser proposed settlement amount and the party contesting the matter shall be solely responsible for the amount in excess of such lesser proposed settlement amount and without regard to any minimum or maximum restriction on liability described in the Agreement.

                                      (v) For an Indemnifying Party's Notice to
Contest to be effective, it must also state that the Indemnifying Party acknowledges and agrees that it shall be obligated to indemnify the Indemnitee for any amount in excess of the lesser proposed settlement amount as described in subsection (iv)(c) above.

                                      (vi) The Indemnifying Party hereby
expressly waives and renounces any and all rights to make a claim against the Indemnitee or its respective directors, officers, agents and employees based upon a right or claim of any Third Party to which it may become subrogated as a result of making any payment for indemnification hereunder except to the extent that such waiver adversely affects any rights of subrogation of an insurer under an applicable insurance policy; provided however, nothing herein is intended to constitute a waiver by the Indemnifying Party of any rights of subrogation to which it may be entitled against persons other than those described herein.

                  7.6.2 Direct Claims. Any claim by an Indemnitee for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying

Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as are set forth in Section 7.6.3 hereof.

                  7.6.3    Direct Claims Procedures.

                             (a) Any Direct Claim which the parties are unable
to resolve through negotiation within sixty (60) days of notice to the Indemnifying Party of such Direct Claim (a "Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"), as the same are to be supplemented hereunder, by a sole arbitrator. The decision of the arbitrator shall be final, binding and conclusive and judgment upon the award rendered by the arbitrator may be entered in any court or appropriate jurisdiction. With respect to such arbitration:

                                     (i) the arbitration proceeding shall be
held in the Association's office in Atlanta, Georgia, or in such other location as is mutually agreeable to the parties and the arbitrator. (For purposes herein, "party" shall refer to Boyd and, collectively, to the Shareholders and the selection of an arbitrator on behalf of the Shareholders shall be made by the Representative.)

                                     (ii) the parties agree to use their best
efforts, in good faith, to select a sole arbitrator qualified to act as an arbitrator based on the underlying nature of the Dispute. Both parties acknowledge that under most circumstances a retired Judge or practicing attorney would be most qualified to act as an arbitrator hereunder. Such arbitrator shall be selected within twenty (20) business days after either party requests arbitration. Upon selection, the arbitrator's name, address and telephone number shall be forwarded to the Association's office in Atlanta, Georgia as part of the arbitration process.

                                     (iii) in the event the parties do not agree
on an arbitrator within twenty (20) days of demand for arbitration, the parties shall be furnished with a list of arbitrators available from the Association. The parties shall have ten (10) business days after receipt of such list to use their best efforts, in good faith, to select an arbitrator from such list. In the event a sole arbitrator is not agreed upon by the parties within the ten
(10) business days, then the arbitrator will be selected from the list provided by the Association through a process of elimination in which each party alternately strikes a name from such list and the arbitrator shall be the last such name on the list. The Indemnifying Party shall be the first to strike a name from such list.

                                     (iv) the arbitrator is specifically
instructed to allow the parties reasonable discovery and to be guided therein by the Federal Rules of Civil Procedure. If the arbitrator is not an attorney, or is an attorney not familiar with the Federal Rules or Civil Procedure, and the parties cannot agree among themselves with respect to discovery, the arbitrator may consult an attorney and the cost of such consultation to the arbitrator shall be an additional cost of the arbitration.

                                     (v) once an arbitrator has been selected,
each party shall submit a statement of the case detailing the nature of the Dispute, the basis for the position taken by the party, that party's understanding of the basis for the position taken by the other party, legal authority believed to govern the Dispute, a list of the exhibits and witnesses known to the party at the point in time, and a request for discovery. In no event shall this submission exceed five double spaced pages of test without specific written waiver first being received from the arbitrator who shall specify additional pages allowed.

                                     (vi) after the date of selection of an
arbitrator, the parties shall have a period not to exceed sixty (60) days to conduct discovery as each deems appropriate. Once the discovery period has closed, either by expiration of the time limit or by mutual agreement of the parties, the arbitrator and the parties shall mutually agree upon a date to hold the arbitration proceeding, said date not to be more than thirty (30) days after the close of the discovery period. Prior to commencement of the arbitration proceeding, each party shall serve an amended statement of the case, updating the material set forth in the party's original statement of the case, and including the list of witnesses who will testify, with a brief summation of the testimony of such witnesses; which amended brief shall not exceed ten double spaced pages of text without written waiver first being received from the arbitrator.

                                     (vii) Each party shall equally pay the fees
charged by the Association including any fee to be paid to the arbitrator, and any cost incurred by the arbitrator as allowed by the Rules of the American Arbitration Association, or this Section 7.6.3. In addition, in the award the arbitrator shall specify which of the parties is the prevailing party, and the prevailing party shall receive, as an additional part of the award, his/their/its reasonable attorneys' fees, costs and expenses incurred in connection with the arbitration proceeding in an amount deemed appropriate by the arbitrator based upon the comparative fault of the parties. The amount of fees and costs shall be based upon an affidavit from legal counsel of each party, submitted as part of the arbitration proceeding, setting forth in chronological order the dates legal services were rendered, the amount of time within each day devoted to this proceeding, the name of the individual attorney, paralegal and other assistants and his or her billing rate, and a list of out-of-pocket costs or expenses incurred. The arbitrator shall take into account the additional time involved in the arbitration hearing itself when considering an award of reasonable attorneys' fees.

         7.7 Escrowed Merger Consideration to be Used First for Indemnity. The parties hereto agree that, prior to exercising any other rights or remedies Boyd or the Boyd Sub may have, Boyd shall first seek payment for claims pursuant to this Agreement from the Escrow Shares and Escrow Cash, on an equal basis, held pursuant to Section 2.1.6 before seeking payment directly from any Shareholder for any amounts in excess of the value of the Escrow Shares and Escrow Cash. Upon its reasonable belief of the occurrence of events giving rise to a claim for indemnification of Boyd and the Boyd Sub by the Shareholders, Boyd shall deliver notice to the Escrow Agent and the Shareholders in accordance with the terms of Section 4 of the Escrow Agreement, setting forth the amount Boyd reasonably believes in good faith to be due and owing for such claim. An amount of Escrow Cash equal to one-half of such amount and an amount of Escrow Shares representing a value equal to one-half of such amount shall be released by the Escrow Agent to Boyd upon delivery of such notice and the occurrence of an Operative Event (as such term is defined in the Escrow Agreement). For purposes of determining the number of Escrow Shares to be retained in escrow upon notice of a claim not resolved prior to the first anniversary of the Closing Date, the value of each share of Boyd Common Stock constituting the Escrow Shares shall be calculated on the basis of the average closing price of the Boyd Common Stock as quoted on the Nasdaq National Market for the twenty consecutive trading day period ending on the trading day immediately prior to the first anniversary of the Closing Date. Upon resolution of any such claim, the valuation of the Escrow Shares for purposes of determining the number of Escrow Shares, if any, to be transferred to Boyd shall be recalculated on the basis of a twenty day trading period ending on the trading day immediately prior to the date of resolution of such claim. In the event that an amount is due and owing that exceeds the combined value of the Escrow Cash and Escrow Shares then remaining in escrow, the Shareholders shall (subject to Section 7.4 hereof) remain personally liable for any such excess amounts.

                  7.7.1 Any amounts released from the Escrow Cash to satisfy a claim for indemnity as provided above shall automatically reduce the principal amount due under the Escrow Cash Note and interest to be paid to the Shareholders under the Escrow Cash Note shall be calculated ab initio only on the principal amount as so reduced.

         7.8 Closing Date Audit Adjustments. Neither Boyd nor Boyd Sub shall have a claim against the Acquired Company or the Shareholders for indemnity pursuant to this Article VII in respect of a breach of any covenant, representation, or warranty of the Seller or the Shareholders contained in or made pursuant to this Agreement to the extent and in the amount that the subject matter of any such breach is reflected in the calculation of Net Worth as of the Closing Date pursuant to Section 2.1.7 of this Agreement or Net Operating Results for December, 1997 pursuant to Section 2.1.8 of this Agreement; provided, however, Boyd and the Boyd Sub shall have a claim for indemnification to the extent that the amount of any liability, loss, damage, or injury and all reasonable costs and expenses (including reasonable counsel fees and costs of suit related thereto) exceeds the amount so reflected in such calculations.

         VIII.    TAX EFFECT OF THE TRANSACTION.

         Neither Boyd, the Boyd Sub, the Acquired Company nor the Shareholders have made nor do any of them make herein any representation or warranty as to the tax consequences of the transactions contemplated or provided for herein to any party hereto. It is understood and agreed that each party has looked to its own advisors for advice and counsel as to such tax effects.

         It is the intent of the parties that the transactions herein shall constitute a reorganization within the meanings of Sections 368(a)(1)(A) and
(a)(2)(D) of the Internal Revenue Code of 1986, as amended. Boyd represents that it has no plan or intention to, following the Closing Date, issue additional shares of its capital stock such that Boyd would lose "control" of the Boyd Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended. Boyd has no plan or intention to reacquire any of its stock issued in the transactions contemplated by this Agreement. Boyd has no plan or intention to liquidate the Boyd Sub, has no plan or intention to merge the Boyd Sub with and into another corporation, to sell or otherwise dispose of any of the assets of the Acquired Company acquired by Boyd in the transactions contemplated by this Agreement, except for dispositions made in the ordinary course of business. In addition to other information and records required to be kept and filed by Boyd and the Boyd Sub, Boyd and the Boyd Sub shall be responsible for maintaining all documents and records required to be kept by such corporations under Treasury Regulations Section 1.368-3 and Boyd and the Boyd Sub shall file all information required by such regulation as a result of this transaction. Furthermore, Boyd and Boyd Sub agree to make available all information requested by the Shareholders reasonably requested by them and necessary to make any required filings pursuant to Treasury Regulations Section 1.368-3. It is the present intent of Boyd and the Boyd Sub to continue the historic business of the Acquired Company or to use a significant portion of the Acquired Company's historic business assets in a business. In addition, the parties hereto agree to make all requisite filings with the Internal Revenue Service (and all other state and local taxing or regulatory authorities, as necessary) in a manner consistent with reorganization treatment.

IX.      GENERAL PROVISIONS.

         9.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similarly recognized overnight delivery service with receipt acknowledged, addressed as follows:

                  9.1.1    If to the Acquired Company or the Shareholders:

                           Miller Welborn, Representative
                           23 Patton Place
                           Tuscaloosa, Alabama 35406

                           and to:

                           Steven Rumsey
                           7315 North Bluff Drive
                           Tuscaloosa, Alabama  35401

                           and to:

                           Rosen, Cook, Sledge, Davis, Carrol & Jones, P.A. 2117 River Road
                           Tuscaloosa, Alabama  35401
                           Attention:  Jim Sledge, Esq.

                  9.1.2    If to Boyd or Boyd Sub:

                           Richard C. Bailey
                           Chief Financial Officer
                           Boyd Bros. Transportation Inc.
                           3275 Highway 30
                           Clayton, Alabama  36016
                           and to:

                           Jones, Day, Reavis & Pogue
                           3500 One Peachtree Center
                           303 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-3242
                           Attention:  Barry J. Stein, Esq.

                  9.1.3 If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 9.1.3 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction, or document in the United States mails or the delivery to the overnight delivery service.

                  9.1.4 Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 9.1.

         9.2      Brokers.

                  9.2.1 The Acquired Company and the Shareholders, jointly and severally, represent and warrant to Boyd and the Boyd Sub that no investment banker, broker or finder has acted for it or them, in connection with this Agreement or any of the transactions contemplated hereby. The Acquired Company and the Shareholders, jointly and severally agree to indemnify and hold harmless Boyd and the Boyd Sub from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by it or them.

                  9.2.2 Boyd and the Boyd Sub, jointly and severally, represent and warrant to the Acquired Company and the Shareholders that, except for Ahern & Associates, Ltd., they have not retained any investment banker, broker or finder in connection with this Agreement or any of the transactions contemplated hereby. Boyd shall be responsible for all fees owing to Ahern & Associates, Ltd., and Boyd and the Boyd Sub agree to indemnify and hold harmless the Acquired Company and the Shareholders from and against any fee, claim, loss, or expense arising out of any claim by any investment banker, broker or finder employed or alleged to have been employed by either of them.

         9.3 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

         9.4 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         9.5 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of brokers, agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party which has incurred the same. All such fees and expenses of the Acquired Company shall be borne by the Shareholders. In no event shall any assets of the Acquired Company be utilized for or be reduced by the payment of any such fees or expenses. Each Shareholder hereby represents and warrants that no such fees or expenses have been paid by the Acquired Company from any assets prior to the date of this Agreement, and hereby covenants that the Acquired Company will not so pay any such fees or expenses prior to or at the Closing. Notwithstanding the foregoing, if the Net Worth of the Company is determined (in accordance with the procedures set forth in Section 2.1.7) to be less than Four Million Dollars ($4,000,000.00), then all fees and expenses of the Shareholders may be charged against and accrued in the calculation of the Net Worth of the Acquired Company.

         9.6 Nondisclosure of Terms. The Acquired Company and the Shareholders, jointly and severally, represent and warrant that prior to the execution hereof they have not disclosed any of the terms, conditions, obligations or matters contained in or relating to this Agreement and the transactions contemplated herein, and the Acquired Company and the Shareholders, jointly and severally, covenant and agree that following the execution of this Agreement, it and they shall not disclose to any person, individual or entity any of such terms, conditions or matters and to keep the same confidential, regardless of whether the Closing occurs.

         9.7 Materiality. When an item in this Agreement is characterized as "material," such item shall be deemed "material" even though individually it may not be material, or even though the individual adverse effect on the assets or the Business may not be material, if the liability, loss, damage or injury (including all reasonable costs and expenses related thereto) arising from any misrepresentation or other breach under this Agreement in connection with such item and any other item or items (regardless of their characterization as material) are in the aggregate material. Once all such items in the aggregate are so deemed material, thereafter any liability, loss, damage or injury (and related expenses) arising from any misrepresentation or breach in connection with any item shall be deemed material and shall be deemed to have a material adverse effect on the Acquired Company.

         9.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns. The invalidity or nonenforceability of this Agreement as to the Acquired Company or any of the Shareholders shall not affect the validity or enforceability of this Agreement as to others of such Acquired Company and Shareholders.

         9.9 Headings. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

         9.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

         9.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.13 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         9.14 Exhibits Incorporated. All Exhibits attached hereto are incorporated herein by reference, and all blanks in such Exhibits, if any, will be filled in as required in order to consummate the transactions contemplated herein and in accordance with this Agreement.

         9.15 Time of Essence. Time is of the essence in this Agreement.

         IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                          BOYD BROS. TRANSPORTATION INC.

                                          ("BOYD")

                                          By:
                                              ----------------------------------

                                          Title:
                                                 -------------------------------

                                          W.T. ACQUISITION CORP.
                                          ("BOYD SUB")

                                          By:
                                              ----------------------------------

                                          Title:
                                                 -------------------------------

                                          WELBORN TRANSPORT, INC.

                                          ("Acquired Company")

                                          By:
                                              ----------------------------------

                                          Title:
                                                 -------------------------------

                                          SHAREHOLDERS


                                          -----------------------------------
                                          Miller Welborn


                                          -----------------------------------
                                          Steven Rumsey

                                LIST OF EXHIBITS

EXHIBITS
--------

2.1.1          Plan of Merger.

2.1.3(a)       Form of Cash Consideration Note.

2.1.3(b)       Form of Escrow Cash Note.

2.1.6          Form of Escrow Agreement.

2.1.7          Accounting Changes.

2.1.11         Form of Shareholder Acknowledgment, Consent and Power of
               Attorney.

2.6            Shareholder Loans.

2.8.1          Form of Employment Agreement between Boyd and Miller Welborn.

2.8.2          Form of Employment Agreement between Boyd and Steven Rumsey.

2.9            Form of Covenant Not to Compete.

2.10           Form of Real Estate Lease Agreement.

3.1            List of Jurisdictions Where There is Good Standing Status.

3.2            Articles of Incorporation and Bylaws.

3.4            List of Equity Investments.

3.5.1 1995 and 1996 Financial Statements and Interim Financial Statements; Deviations from Consistency.

3.5.2          List of Liabilities not disclosed in the Financial Statements.

3.6            List of Tax Matters and Copies of Federal Income Tax Returns.

3.7.1.1        Fixed Assets and Depreciation Schedules.

3.7.1.3        List of Leased Assets - other than Real Estate.

3.7.1.7        Inventory - Not Readily Useable or Salable.



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



3.7.1.8        Rights to Purchase Acquired Company Assets.

3.7.1.9        Bank Accounts and Safe Deposit Boxes of Acquired Company.

3.7.2.2        List of all Leases of Real Estate.

3.7.2.7        List of Permits.

3.8            List of Indebtedness.

3.9            Accounts Receivable and Notes Receivable Schedules.

3.10           List of Consent Requirements.

3.11           List of Changes.

3.12           List of Litigation.

3.13           List of Licenses and Permits.

3.14           List of Contracts.

3.15.1 List of Trademarks, Trade Names, Service Marks, Service Names, Etc.; Logo; Licenses Granted with Respect to Intellectual Property.

3.15.2         Lists of Acquired Company's Software.

3.16 List of Employees, Independent Contractors, Salaries, Rates, Salary Increase Guidelines and Labor Matters.

3.17           List of Benefit Plans.

3.18 List of Customers and Brokers, Addresses, Telephone Numbers and Principal Person of Contact and List of Problems with Customers.

3.19           List of Environmental Matters.

3.20           List of Insurance Matters.

3.21           List of Related Party Relationships.

3.23           List of Suppliers.

4.2            Form of Investment Letter.

4.5.3          Form of Transferee Letter.



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



5.3            Consent Requirements for Boyd and the Boyd Sub.

6.2.1(k) Form of Opinion of Counsel for the Acquired Company and the Shareholders.

6.2.2(d)       Form of Opinion of Counsel for Boyd and Boyd Sub.

6.2.2(k)       Shareholders Agreement.



                                       51